Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-200659

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 23, 2014)

3,000,000 Units

Dynagas LNG Partners LP

9.00% Series A Cumulative Redeemable Preferred Units

(Liquidation Preference $25.00 per Unit)

We are offering 3,000,000 of our 9.00% Series A Cumulative Redeemable Preferred Units, liquidation preference $25.00 per unit, or the Series A Preferred Units.

Distributions on the Series A Preferred Units are cumulative from the date of original issue and will be payable quarterly in arrears on the 12th day of February, May, August and November of each year, when, as and if declared by our Board of Directors. The initial distribution on the Series A Preferred Units offered hereby will be payable on November 12, 2015 in an amount equal to $0.70 per unit. Distributions will be payable out of amounts legally available therefor at an initial rate equal to 9.00% per annum of the stated liquidation preference.

At any time on or after August 12, 2020, the Series A Preferred Units may be redeemed, in whole or in part, out of amounts legally available therefor, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared.

We intend to apply to have the Series A Preferred Units listed on the New York Stock Exchange, or the NYSE, under the symbol “DLNGPRA.” If the application is approved, we expect trading of the Series A Preferred Units on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Series A Preferred Units.

Investing in our Series A Preferred Units involves a high degree of risk. Our Series A Preferred Units have not been rated and are subject to the risks associated with unrated securities. Please read “Risk Factors” beginning on page S-15 of this prospectus supplement and under the heading “Item 3.—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on March 10, 2015 .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$25.0000	$75,000,000
Underwriting discount(1)	$0.7875	$2,362,500
Proceeds to us (before expenses)	$24.2125	$72,637,500

(1)	We have granted the underwriters an option for a period of 30 days to purchase up to an additional 450,000 Series A Preferred Units. If the underwriters exercise the option in full, the total underwriting discount will be $2,716,875 and the total proceeds to us before expenses will be $83,533,125.

Delivery of the Series A Preferred Units is expected to be made in book-entry form through the facilities of The Depository Trust Company on or about July 20, 2015.

Joint Book-Running Managers

Morgan Stanley	Credit Suisse	Stifel	DNB Markets

July 13, 2015

Prospectus Supplement

Prospectus

(i)

ALTERNATIVE SETTLEMENT DATE

It is expected that delivery of the Series A Preferred Units will be made on or about the date specified on the cover page of this prospectus, which will be the fifth business day following the date of pricing of the Series A Preferred Units (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Preferred Units on the initial pricing date of the Series A Preferred Units or the next succeeding business day will be required, by virtue of the fact that the Series A Preferred Units initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

(ii)

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of Series A Preferred Units. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

You should rely only on the information contained in this prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus. Neither we nor any of the underwriters have authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any free writing prospectus, as well as the information we previously filed with the U.S. Securities and Exchange Commission, or the Commission, that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a free writing prospectus or a future filing with the Commission incorporated by reference in this prospectus.

We are offering to sell the Series A Preferred Units, and are seeking offers to buy the Series A Preferred Units, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Series A Preferred Units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Series A Preferred Units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated, references in this prospectus to “Dynagas LNG Partners,” the “Partnership,” “we,” “our” and “us” or similar terms refer to Dynagas LNG Partners LP and its wholly-owned subsidiaries, including Dynagas Operating LP. Dynagas Operating LP owns, directly or indirectly, a 100% interest in the entities that own the LNG carriers the Clean Energy, the Ob River and the Amur River (renamed in June 2015 from Clean Force), collectively, our “Initial Fleet.” In addition, Dynagas Operating LP owns 100% of the entities that own the LNG carriers Arctic Aurora and Yenisei River, which together with the vessels Initial Fleet comprise the vessels in our “Fleet.” References in this prospectus to “our General Partner” refer to Dynagas GP LLC, the General Partner of Dynagas LNG Partners LP. References in this prospectus to our “Sponsor” are to Dynagas Holding Ltd. and its subsidiaries other than us or our subsidiaries and references to our “Manager” refer to Dynagas Ltd., which is wholly owned by the chairman of our Board of Directors, Mr. George Prokopiou. References in this prospectus to the “Prokopiou Family” are to our Chairman, Mr. George Prokopiou, and members of his family. Unless otherwise indicated, references in this prospectus to “unitholders” refer to common unitholders and Series A Preferred unitholders, and references to “units” refer to common units and Series A Preferred Units.

All references in this prospectus to us for periods prior to our initial public offering of common units, or IPO, on November 18, 2013 refer to our predecessor companies and their subsidiaries, which are former subsidiaries of our Sponsor that have interests in the vessels in our Initial Fleet, or the “Sponsor Controlled Companies.”

(iii)

All references in this prospectus to “BG Group,” “Gazprom” and “Statoil” refer to BG Group Plc, Gazprom Global LNG Limited, and Statoil ASA, respectively, and certain of each of their subsidiaries that are our charterers. Unless otherwise indicated, all references to “U.S. dollars,” “dollars” and “$” in this prospectus are to the lawful currency of the United States and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States, or GAAP. We use the term “LNG” to refer to liquefied natural gas and we use the term “cbm” to refer to cubic meters in describing the carrying capacity of our vessels.

Except where we or the context otherwise indicate, the information in this prospectus assumes no exercise of the underwriters’ option to purchase additional Series A Preferred Units described on the cover page of this prospectus.

You should read carefully this prospectus, any related free writing prospectus, and the additional information described under the heading “Where You Can Find Additional Information.”

(iv)

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act) concerning future events and our operations, performance and financial condition, including, in particular, the likelihood of our success in developing and expanding our business. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “will,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, unitholders are cautioned not to rely on any forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and include statements with respect to, among other things:

•	LNG market trends, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of LNG carriers;

•	our anticipated growth strategies;

•	the effect of a worldwide economic slowdown;

•	potential turmoil in the global financial markets;

•	fluctuations in currencies and interest rates;

•	general market conditions, including fluctuations in charter hire rates and vessel values;

•	changes in our operating expenses, including drydocking and insurance costs and bunker prices;

•	our distribution policy and our ability to make cash distributions on the units or any increases in our cash distributions;

•	our future financial condition or results of operations and our future revenues and expenses;

•	the repayment of debt and settling of interest rate swaps (if any);

•	our ability to make additional borrowings and to access debt and equity markets;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	our ability to maintain long-term relationships with major LNG traders;

•	our ability to leverage our Sponsor’s relationships and reputation in the shipping industry;

•	our ability to realize the expected benefits from acquisitions;

•	our ability to purchase vessels from our Sponsor in the future, including the Optional Vessels (defined later);

•	our continued ability to enter into long-term time charters;

•	our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charters;

•	future purchase prices of newbuildings and secondhand vessels and timely deliveries of such vessels;

•	our ability to compete successfully for future chartering opportunities and newbuilding opportunities (if any);

•	acceptance of a vessel by its charterer;

•	termination dates and extensions of charters;

(v)

•	the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•	availability of skilled labor, vessel crews and management;

•	our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the administrative services agreement with our Manager;

•	the anticipated taxation of our Partnership and distributions to our unitholders;

•	estimated future maintenance and replacement capital expenditures;

•	our ability to retain key employees;

•	charterers’ increasing emphasis on environmental and safety concerns;

•	potential liability from any pending or future litigation;

•	potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•	future sales of our securities in the public market;

•	our business strategy and other plans and objectives for future operations; and

•	other factors detailed in this Prospectus and from time to time in our periodic reports.

Forward-looking statements in this prospectus are estimates reflecting the judgment of senior management and involve known and unknown risks and uncertainties. These forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus under the heading “Risk Factors.”

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

We make no prediction or statement about the performance of our securities. The various disclosures included in this prospectus and in our other filings made with the Commission that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations should be carefully reviewed and considered.

(vi)

PROSPECTUS SUMMARY

This section summarizes material information that appears later in this prospectus supplement and the accompanying base prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus and the documents we incorporate by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus and the documents we incorporate by reference, including the risk factors beginning on page S-15 of this prospectus supplement and under the heading “Item 3.—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on March 10, 2015.

OVERVIEW

We are a growth-oriented limited partnership focused on owning and operating LNG carriers. We intend to leverage the reputation, expertise, and relationships of our Sponsor and our Manager in maintaining cost-efficient operations and providing reliable seaborne transportation services to our charterers. We intend to grow our business by making additional vessel acquisitions of LNG carriers from our Sponsor and from third parties. There is no guarantee that we will grow the size of our Fleet or the per unit distributions that we intend to pay or that we will be able to make further vessel acquisitions from our Sponsor or third parties.

OUR FLEET

As of July 2, 2015, our Fleet consisted of five LNG carriers, with an average age of 5.5 years and an aggregate carrying capacity of 759,100 cbm. Our vessels are employed on multi-year time charters, which we define as charters of two years or more, with BG Group, Gazprom and Statoil, providing us with the benefits of stable cash flows and high utilization rates. The contracted revenue backlog of our Fleet as of July 2, 2015 was approximately $618.0 million with an average remaining contract duration of 4.7 years. The contracted revenue backlog of our Fleet excludes options to extend and assumes full utilization for the full term of the charter. The actual amount of revenues earned and the actual periods during which revenues are earned may differ from the backlog amounts and periods described above due to, for example, off-hire for shipyard and maintenance projects, downtime, scheduled or unscheduled dry-docking and other factors that result in lower revenues than our average contract backlog per day.

Our Fleet is managed by our Manager, Dynagas Ltd., a company beneficially owned by our Chairman, Mr. George Prokopiou. Our Manager is responsible for providing our Fleet with technical, commercial and administrative management support pursuant to management agreements between our Manager and each of our wholly owned vessel owning subsidiaries.

The following table sets forth additional information about our Fleet as of July 2, 2015:

Vessel Name	Shipyard*	Year Built	Capacity (cbm)	Ice Class	Flag State
Clean Energy	HHI	2007	149,700	No	Marshall Islands
Ob River	HHI	2007	149,700	Yes	Marshall Islands
Amur River	HHI	2008	149,700	Yes	Marshall Islands
Arctic Aurora	HHI	2013	155,000	Yes	Malta
Yenisei River	HHI	2013	155,000	Yes	Marshall Islands

*	As used in this prospectus, “HHI” refers to Hyundai Heavy Industries Co. Ltd., the shipyard where the vessels in our Fleet were built.

We have secured multi-year time charter contracts for the five LNG carriers in our Fleet. The following table summarizes our current time charters for the vessels in our Fleet and the expirations and extension options, as of July 2, 2015:

Vessel Name	Charterer	Contract Backlog (in millions)(1)	Charter Commencement Date	Earliest Charter Expiration Date	Latest Charter Expiration Date Including Non- Exercised Options
Clean Energy	BG Group	$55.4	February 2012	April 2017	August 2020(2)
Ob River	Gazprom	$69.8	September 2012	September 2017	May 2018(3)
Amur River	Gazprom	$311.1	June 2015	June 2028	August 2028
Arctic Aurora	Statoil	$86.4	August 2013	July 2018	Renewal Options(4)
Yenisei River	Gazprom	$95.3	July 2013	July 2018	August 2018

(1)	The Partnership calculates its contracted revenue backlog by multiplying the contractual daily hire rate by the minimum expected number of days committed under the contracts (excluding options to extend), assuming full utilization. The actual amount of revenues earned and the actual periods during which revenues are earned may differ from the amounts and periods shown in the table below due to, for example, off-hire for shipyard and maintenance projects, downtime, scheduled or unscheduled dry-docking and other factors that result in lower revenues than our average contract backlog per day.
(2)	BG Group has the option to extend the duration of the charter for an additional three-year term until August 2020 at an escalated daily rate, upon notice to us before January 2016.
(3)	Gazprom has the option to extend the duration of the charter until May 2018 on identical terms, upon notice to us before March 2017.
(4)	Statoil may renew its charter for consecutive additional one-year periods each year following the initial five year period.

The following table summarizes our contracted charter revenues and contracted days for the vessels in our Fleet as of July 2, 2015:

	2015	2016	2017
No. of Vessels whose contracts expire	—	—	2
Contracted Time Charter Revenues (in millions of U.S. Dollars)(1)	$73.2	$147.1	$115.8
Contracted Days	910	1,830	1,463
Available Days	910	1,830	1,781	(2)
Contracted/Available Days	100%	100%	82%

(1)	Annual revenue calculations are based on: (a) the earliest redelivery dates possible under our charters, (b) no exercise of any option to extend the terms of those charters except for those that have already been exercised.
(2)	Reflects 22 estimated drydocking days for each of the Clean Energy and the Ob River in 2017.

Although these expected revenues are based on contracted charter rates, any contract is subject to various risks, including performance by the counterparties or an early termination of the contract pursuant to its terms. If the charterers are unable to make charter payments to us, if we agree to renegotiate charter terms at the request of a charterer or if contracts are prematurely terminated for any reason, our results of operations and financial condition may be materially adversely affected. For these reasons, the contracted charter revenue information presented is an estimate and should not be relied upon as being necessarily indicative of future results. Readers are cautioned not to place undue reliance on this information. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the information presented in the table, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the information in the table.

THE OPTIONAL VESSELS

We have the right to purchase five ice class designated and fully winterized newbuilding LNG carriers from our Sponsor, two of which have been contracted to operate under multi-year charters with Gazprom and Cheniere Marketing, LLC, or Cheniere, which we refer to as the Optional Vessels. Each of the five Optional Vessels has the Ice Class designation, or its equivalent, for hull and machinery. One of these vessels was delivered to our Sponsor in 2013, two of these vessels were delivered to our Sponsor in 2014, and the remaining two vessels are scheduled to be delivered to our Sponsor during the second half of 2015. The vessel delivered in 2013 is a sister-vessel with vessels in our Fleet and the four other vessels, each with a carrying capacity of 162,000 cbm, are sister-vessels. In the event we acquire the Optional Vessels in the future, we believe the staggered delivery dates of these newbuilding LNG carriers have and will facilitate a smooth integration of the vessels into our Fleet, contributing to our annual Fleet growth through 2017.

The Optional Vessels are compatible with a wide range of LNG terminals, providing charterers with the flexibility to trade the vessels worldwide. Each vessel is equipped with a membrane containment system. The compact and efficient utilization of the hull structure reduces the required principal dimensions of the vessel compared to earlier LNG designs and results in higher fuel efficiency and smaller quantities of LNG required for cooling down vessels’ tanks. In addition, the Optional Vessels will be equipped with a tri-fuel diesel electric propulsion system, which is expected to reduce both fuel costs and emissions.

The following table provides certain information about the Optional Vessels as of July 2, 2015.

Vessel Name / Hull Number	Shipyard	Delivery Date / Expected Delivery Date	Capacity Cbm	Ice Class	Charter Commencement	Charterer	Earliest Charter Expiration	Latest Charter Expiration
Lena River	HHI	Q4-2013	155,000	Yes	Q4 2013	Gazprom	Q4 2018	Q4 2018
Clean Ocean	HHI	Q2-2014	162,000	Yes	Q2 2015	Cheniere	Q2 2020	Q3 2022
Clean Planet(1)	HHI	Q3-2014	162,000	Yes
Hull 2566	HHI	2H-2015	162,000	Yes
Hull 2567	HHI	2H-2015	162,000	Yes

(1)	The Clean Planet is employed in the short-term charter market.

RIGHTS TO PURCHASE OPTIONAL VESSELS

We have the right to purchase the Optional Vessels from our Sponsor at a purchase price to be determined pursuant to the terms and conditions of an omnibus agreement that we entered into with our Sponsor at the closing of our IPO, or the Omnibus Agreement. These purchase rights expire 24 months following the respective delivery of each Optional Vessel from the shipyard. If we are unable to agree with our Sponsor on the purchase price of any of the Optional Vessels, the respective purchase price will be determined by an independent appraiser, such as an investment banking firm, broker or firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged, and we will have the right, but not the obligation, to purchase each vessel at such price. The independent appraiser will be mutually appointed by our Sponsor and a committee comprised of certain of our independent directors, or the conflicts committee.

The purchase price of the Optional Vessels, as finally determined by an independent appraiser, may be an amount that is greater than what we are able or willing to pay or we may be unwilling to proceed to purchase such vessel if such acquisition would not be in our best interests. We will not be obligated to purchase the Optional Vessels at the determined price, and, accordingly, we may not complete the purchase of such vessels, which may have an adverse effect on our expected plans for growth. In addition, our ability to purchase the Optional Vessels, should we exercise our right to purchase such vessels, is dependent on our ability to obtain additional financing to fund all or a portion of the acquisition costs of these vessels.

In 2014, we acquired the Arctic Aurora and the Yenisei River from our Sponsor. As of the date of this prospectus supplement, we have not secured any financing in connection with the potential acquisition of the five remaining Optional Vessels.

Our Sponsor has entered into loan agreements in connection with the five remaining Optional Vessels. In the event we acquire the Optional Vessels in the future, we may enter into agreements with our Sponsor to novate these loan agreements to us. Any such novation would be subject to each respective lender’s consent.

OUR RELATIONSHIP WITH OUR SPONSOR AND MEMBERS OF THE PROKOPIOU FAMILY

We believe that one of our principal strengths is our relationships with our Sponsor, our Manager and members of the Prokopiou Family, including Mr. George Prokopiou, the Chairman of our Board of Directors, and his daughters Elisavet Prokopiou, Johanna Prokopiou, Marina Kalliope Prokopiou and Maria Eleni Prokopiou, (who in addition to Mr. Prokopiou, own 100% of the interests in our Sponsor), which provide us access to their long-standing relationships with major energy companies and shipbuilders and their technical, commercial and managerial expertise. As of July 2, 2015, our Sponsor’s LNG carrier fleet consisted of five LNG carriers of which one of these vessels was delivered to our Sponsor in 2013, two of these vessels were delivered to our Sponsor in 2014, and the remaining two vessels are scheduled to be delivered to our Sponsor by the second half of 2015. While our Sponsor intends to utilize us as its primary growth vehicle to pursue the acquisition of LNG carriers employed on time charters of four or more years, we can provide no assurance that we will realize any benefits from our relationship with our Sponsor or the Prokopiou Family and there is no guarantee that their relationships with major energy companies and shipbuilders will continue. Our Sponsor, our Manager and other companies controlled by members of the Prokopiou Family are not prohibited from competing with us pursuant to the terms of the Omnibus Agreement that we have entered into with our Sponsor and our General Partner.

As of July 2, 2015, there were 20,505,000 common units, 14,985,000 subordinated units and 35,526 General Partner units outstanding. Our Sponsor currently beneficially owns 44.0% of the equity interests in us and our General Partner, which owns a 0.1% General Partner interest in us and 100% of our incentive distribution rights.

RECENT AND OTHER DEVELOPMENTS

On April 16, 2015, our Board of Directors approved a quarterly cash distribution, for the quarter ended March 31, 2015, of $0.4225 per common and subordinated unit, or $15.0 million, which was paid on May 12, 2015, to all unitholders of record as of May 5, 2015.

In June 2015, the Amur River completed its time charter with BG Group and commenced employment under a new 13-year time charter with Gazprom with an estimated contracted revenue backlog of approximately $311.0 million.

We expect to commence negotiations with our Sponsor to acquire one of the operating Optional Vessels together with its respective charter contract. We refer to this transaction as the Optional Vessel Acquisition. To finance a portion of the purchase price of the Optional Vessel Acquisition, we plan to enter into a new secured debt facility, or the New Secured Debt Facility.

We intend to use the net proceeds of this offering together with a portion of borrowings under the New Secured Debt Facility to finance the purchase price of the Optional Vessel Acquisition. If we are unable to complete the Optional Vessel Acquisition, we will use the net proceeds of this offering for general partnership purposes, including working capital. The closing of the Optional Vessel Acquisition is subject to, among other things, (i) the identification of the vessel to be acquired; (ii) agreement on the purchase price; (iii) approval of the Optional Vessel Acquisition and the purchase price by our conflicts committee; (iv) entry into the New Secured Debt Facility; and (v) the negotiation and execution of definitive documentation. We can provide no assurance that we will be able to complete the Optional Vessel Acquisition.

OUR CORPORATE STRUCTURE AND CERTAIN COMPANY INFORMATION

Dynagas LNG Partners LP was organized as a limited partnership in the Republic of the Marshall Islands on May 29, 2013. We own (i) a 100% limited partner interest in Dynagas Operating LP, which owns a 100% interest in our Fleet through intermediate holding companies and (ii) the non-economic General Partner interest in Dynagas Operating LP through our 100% ownership of its General Partner, Dynagas Operating GP LLC. We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands, Republic of Malta, Republic of Liberia and the Island of Nevis.

The address of our principal executive offices is 23, Rue Basse, 98000 Monaco. Our telephone number at that address is +377 99996430. We maintain a website at www.dynagaspartners.com. Information contained on our website does not constitute part of this prospectus.

THE OFFERING

Issuer	Dynagas LNG Partners LP

Securities Offered	3,000,000 of our 9.00% Series A Cumulative Redeemable Preferred Units, liquidation preference $25.00 per unit, plus up to an additional 450,000 Series A Preferred Units if the underwriters exercise in full their option to purchase additional units.

For a detailed description of the Series A Preferred Units, please read “Description of Series A Preferred Units.”

Price per Unit	$25.00

Conversion; Exchange and Preemptive Rights	The Series A Preferred Units will not have any conversion or exchange rights or be subject to preemptive rights.

Distributions	Distributions on Series A Preferred Units will accrue and be cumulative from the date that the Series A Preferred Units are originally issued and will be payable on each Distribution Payment Date (as defined below) when, as and if declared by our Board of Directors out of legally available funds for such purpose.

Distribution Payment Dates	February 12, May 12, August 12 and November 12, commencing on November 12, 2015 (each, a Distribution Payment Date). If any Distribution Payment Date would otherwise fall on a date that is not a business day then the Distribution Payment Date in that case will be the immediately succeeding business day without accumulation of additional distributions.

Distribution Rate	The distribution rate for the Series A Preferred Units will be 9.00% per annum per $25.00 of liquidation preference per unit (equal to $2.25 per annum per unit). The distribution rate is not subject to adjustment.

Ranking

The Series A Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date.

The Series A Preferred Units will rank:

•       senior to our common units and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units that is not expressly made senior to or on a parity with the Series A Preferred Units as to the payment of distributions and amounts payable upon a liquidation event, or the Junior Securities;

•       on a parity with any other class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units with terms expressly providing that such class or series ranks on a parity with the Series A Preferred Units as to the payment of distributions and amounts payable upon a liquidation event, or the Parity Securities; and

•       junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and each other class or series of limited partner interests or other equity securities expressly made senior to the Series A Preferred Units as to the payment of distributions and amounts payable upon a liquidation event, or the Senior Securities.

Optional Redemption	At any time on or after August 12, 2020, we may redeem, in whole or in part, the Series A Preferred Units at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption.

Voting Rights	Holders of the Series A Preferred Units generally have no voting rights. However, if and whenever distributions payable on the Series A Preferred Units are in arrears for six or more quarterly periods, whether or not consecutive, holders of Series A Preferred Units (voting together as a class with any other class or series of Parity Securities (if applicable)) will be entitled to elect one additional director to serve on our Board of Directors, and the size of our Board of Directors will be increased as needed to accommodate such change (unless the holders of Series A Preferred Units and Parity Securities (if applicable) upon which like voting rights have been conferred, voting as a class, have previously elected a member of our Board of Directors, and such director continues then to serve on the Board of Directors). Distributions payable on the Series A Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series A Preferred Units. The right of such holders of Series A Preferred Units to elect a member of our Board of Directors will continue until such time as all accumulated and unpaid distributions on the Series A Preferred Units have been paid in full.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, we may not adopt any amendment to our partnership agreement, or the Partnership Agreement, that would have a material adverse effect on the terms of the Series A Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities (if applicable) upon which like voting rights have been conferred and are exercisable, we may not (i) issue any Parity Securities if the cumulative distributions on Series A Preferred Units are in arrears or (ii) create or issue any Senior Securities.

Fixed Liquidation Price	In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series A Preferred Units will have the right to receive the liquidation preference of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared, before any payments are made to holders of our common units or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Sinking Fund	The Series A Preferred Units will not be subject to any sinking fund requirements.

No Fiduciary Duties	We, our officers and directors and our General Partner will not owe any fiduciary duties to holders of the Series A Preferred Units other than an implied contractual duty of good faith and fair dealing pursuant to the Partnership Agreement.

Use of Proceeds	We intend to use the net proceeds of the sale of the Series A Preferred Units, which are expected to total approximately $72.3 million (or approximately $83.2 million if the underwriters exercise in full their option to purchase additional units), after deducting underwriting discounts and estimated offering expenses, together with borrowings under the New Secured Debt Facility to finance the purchase price of the Optional Vessel Acquisition. If we are unable to complete the Optional Vessel Acquisition, we will use the net proceeds of this offering for general partnership purposes, including working capital. The closing of the Optional Vessel Acquisition is subject to, among other things, (i) the identification of the vessel to be acquired; (ii) agreement on the purchase price; (iii) approval of the Optional Vessel Acquisition and the purchase price by our conflicts committee; (iv) entry into the New Secured Debt Facility; and (v) the negotiation and execution of definitive documentation. We can provide no assurance that we will be able to complete the Optional Vessel Acquisition. Please read “Use of Proceeds.”

Ratings	The Series A Preferred Units will not be rated by any Nationally Recognized Statistical Rating Organization.

Listing	We intend to file an application to list the Series A Preferred Units on the NYSE under the symbol “DLNGPRA.” If the application is approved, trading of the Series A Preferred Units on the NYSE is expected to begin within 30 days after the original issue date of the Series A Preferred Units. The underwriters have advised us that they intend to make a market in the Series A Preferred Units prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series A Preferred Units will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Tax Considerations	Although we are organized as a partnership, we have elected to be taxed as a corporation solely for U.S. federal income tax purposes. We believe that all or a portion of the distributions you would receive from us with respect to your Series A Preferred Units would constitute dividends. If you are an individual citizen or resident of the United States or a U.S. estate or trust and meet certain holding period requirements, such dividends would be expected to be treated as “qualified dividend income” that is taxable at preferential capital gain tax rates. Any portion of your distribution that is not treated as a dividend will be treated first as a non-taxable return of capital to the extent of your tax basis in your Series A Preferred Units and, thereafter, as capital gain. In addition, there are other tax matters you should consider before investing in the Series A Preferred Units, including our tax status as a non-U.S. issuer. Please read “Material U.S. Federal Income Tax Considerations,” “Non-United States Tax Considerations” and “Risk Factors—Tax Risks.”

Form	The Series A Preferred Units will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, or DTC, except under limited circumstances.

Settlement	Delivery of the Series A Preferred Units offered hereby will be made against payment therefor on or about July 20, 2015.

Risk Factors	An investment in our Series A Preferred Units involves risks. You should consider carefully the factors set forth in the section of this prospectus entitled “Risk Factors” beginning on page S-15 of this prospectus and under the heading “Item 3.—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on March 10, 2015 and incorporated by reference herein, to determine whether an investment in our Series A Preferred Units is appropriate for you.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table summarizes our summary historical consolidated financial and other operating data. Our historical consolidated financial statements have been prepared according to a transaction that constitutes a reorganization of companies under common control and has been accounted for in a manner similar to a pooling of interests, as the Sponsor Controlled Companies were indirectly wholly-owned by the Prokopiou family prior to the transfer of ownership of these companies to us. Accordingly, our financial statements have been presented, giving retroactive effect to the transaction described above, using consolidated financial historical carrying costs of the assets and liabilities of Dynagas LNG Partners and the Sponsor Controlled Companies as if Dynagas LNG Partners and the Sponsor Controlled Companies were consolidated for all periods presented.

The summary historical consolidated financial data in the table as of December 31, 2014, 2013 and 2012 and for the years then ended are derived from our audited consolidated financial statements which have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and are incorporated herein by reference. The summary historical consolidated financial data in the table as of and for the three months ended March 31, 2015 and 2014 have been derived from our unaudited interim condensed consolidated financial statements and notes thereto, included in our report on Form 6-K filed with the Commission on May 19, 2015, incorporated by reference in this prospectus, which should be read in their entirety. Interim results are not necessarily indicative of the results that may be expected for the year ended December 31, 2015.

Our financial position, results of operations and cash flows could differ from those that would have resulted if we operated autonomously or as an entity independent of our Sponsor in the periods prior to our IPO for which historical financial data are presented below, and such data may not be indicative of our future operating results or financial performance.

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012
	(In thousands of Dollars, except for unit and per unit data )
Income Statement Data
Voyage revenues	$35,620	$21,009	$107,088	$85,679	$77,498
Voyage expenses(7)	(720)	(439)	(2,273)	(1,686)	(3,468)
Vessel operating expenses	(5,491)	(3,124)	(16,813)	(11,909)	(15,722)
General and administrative expenses-including related party	(537)	(580)	(1,951)	(387)	(278)
Management fees-related party	(1,194)	(695)	(3,566)	(2,737)	(2,638)
Depreciation	(5,968)	(3,348)	(17,822)	(13,579)	(13,616)
Dry-docking and special survey costs	—	—	—	—	(2,109)
Operating income	$21,710	$12,823	$64,663	$55,381	$39,667
Interest income	34	—	221	—	1
Interest and finance costs	(6,919)	(1,944)	(14,524)	(9,732)	(9,576)
Loss on derivative financial instruments	—	—	—	—	(196)
Other, net	53	150	201	(29)	(60)
Net Income	$14,878	$11,029	$50,561	$45,620	$29,836
Earnings per Unit (basic and diluted):
Common Unit (basic and diluted)	$0.42	$0.37	$1.58	$2.95	$1.37

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012
	(In thousands of Dollars, except for unit and per unit data )
Weighted average number of units outstanding (basic and diluted):
Common units	20,505,000	14,985,000	17,964,288	7,729,521	6,735,000

Balance Sheet Data:
Total current assets	$21,061		$14,348	$7,606	$8,981
Vessels, net	833,915		839,883	453,175	466,754
Total assets	887,264		887,376	488,735	476,275
Total current liabilities	38,437		33,249	14,903	398,434
Total long term debt, including current portion	570,000		575,000	219,585	380,715
Total partners’ equity	297,550		297,698	257,699	75,175
Cash Flow Data:
Net cash provided by operating activities	$26,386	$14,529	$76,443	$44,204	$27,902
Net cash used in investing activities	—	—	(404,530)	—	—
Net cash provided by/ (used in) financing activities	(20,101)	(11,438)	334,359	(38,527)	(27,902)
Fleet Data:
Number of vessels at the end of the period/year	5	3	5	3	3
Average number of vessels in operation(1)	5.0	3.0	3.8	3.0	3.0
Average age of vessels in operation at end of period/year (years)	5.3	6.7	5.0	6.4	5.4
Available days(2)	450	270	1,384	1,095	1,056
Fleet utilization(3)	100%	100%	100%	100%	99.5%
Other Financial Data:
Cash distributions per unit	$0.4225	$0.365	$1.2946 (4)	—	—
Time Charter Equivalent (in US dollars)(5)	$77,556	$76,185	$75,733	$76,706	$70,104
Adjusted EBITDA(6)	$28,066	$16,482	$84,751	$64,749	$55,889

(1)	Represents the number of vessels that constituted our Fleet for the relevant year, as measured by the sum of the number of days each vessel was a part of our Fleet during the period divided by the number of calendar days in the period.
(2)	Available days are the total number of calendar days our vessels were in our possession during a period, less the total number of scheduled off-hire days during the period associated with major repairs, or drydockings.
(3)	We calculate fleet utilization by dividing the number of our revenue earning days, which are the total number of Available days of our vessels net of unscheduled off-hire days, during a period, by the number of our Available days during that period. The shipping industry uses fleet utilization to measure a company’s efficiency in finding employment for its vessels and minimizing the amount of days that its vessels are offhire for reasons other than scheduled off-hires for vessel upgrades, drydockings or special or intermediate surveys.
(4)	Includes a prorated quarterly distribution for the period beginning on November 18, 2013 and ending on December 31, 2013 that was declared on January 31, 2013 and paid on February 14, 2014. The cash distribution for the fourth quarter of 2014 of $0.4225 per unit was approved on January 14, 2015 and paid on February 12, 2015 to all unitholders of record as of February 5, 2015.
(5)

Time charter equivalent rates, or TCE rates, is a measure of the average daily revenue performance of a vessel. For time charters, this is calculated by dividing total voyage revenues, less any voyage expenses, by the number of Available days during that period. Under a time charter, the charterer pays substantially all of the vessel voyage related expenses. However, we may incur voyage related expenses when positioning or repositioning vessels before or after the period of a time charter, during periods of commercial waiting time or while off-hire during dry-docking or due to other unforeseen circumstances. The TCE rate is not a measure of financial performance under U.S. GAAP (non-GAAP measure), and should not be considered as an alternative to voyage revenues, the most directly comparable GAAP measure, or any other measure of financial performance presented in accordance with U.S. GAAP. However, TCE rate is standard shipping industry performance measure used primarily to compare period-to-period changes in a company’s performance and assists our management in making decisions regarding the deployment and use of our vessels and in evaluating their financial performance. Our calculation of TCE rates may not be comparable to that reported by other companies. The following table reflects the calculation of our TCE rates for the three month periods ended March 31, 2015 and 2014 and for the years ended December 31, 2014, 2013, 2012 and 2011 (amounts in thousands of U.S. dollars, except for TCE rates, which are expressed in U.S. dollars and Available days):

	Three months ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011
			(In thousands of Dollars)
Voyage revenues	$35,620	$21,009	$107,088	$85,679	$77,498	$52,547

Voyage expenses(7)	(720)	(439)	(2,273)	(1,686)	(3,468)	(1,353)
Time charter equivalent revenues	34,900	20,570	104,815	83,993	74,030	51,194
Total Available days(2)	450	270	1,384	1,095	1,056	1,095

Time charter equivalent (TCE) rate	$77,556	$76,185	$75,733	$76,706	$70,104	$46,753

(6)	Adjusted EBITDA is defined as earnings before interest and finance costs, net of interest income, gains/losses on derivative financial instruments (if any), taxes (when incurred), depreciation and amortization (when incurred) and significant non-recurring items, such as accelerated time charter amortization. Adjusted EBITDA is used as a supplemental financial measure by management and external users of financial statements, such as investors, to assess our operating performance. We believe that Adjusted EBITDA assists our management and investors by providing useful information that increases the comparability of our performance operating from period to period and against the operating performance of other companies in our industry that provide Adjusted EBITDA information. This increased comparability is achieved by excluding the potentially disparate effects between periods or companies of interest, other financial items, depreciation and amortization and taxes, which items are affected by various and possibly changing financing methods, capital structure and historical cost basis and which items may significantly affect net income between periods. We believe that including Adjusted EBITDA as a measure of operating performance benefits investors in (a) selecting between investing in us and other investment alternatives and (b) monitoring our ongoing financial and operational strength in assessing whether to continue to hold common units.

Adjusted

EBITDA is not a measure of financial performance under U.S. GAAP, does not represent and should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and these measures may vary among other companies. Therefore, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies. The following table reconciles Adjusted EBITDA to net income, the most directly comparable U.S. GAAP financial measure, for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011
Reconciliation to Net Income
Net Income	$14,878	$11,029	$50,561	$45,620	$29,836	$18,820
Net interest and finance costs(1)	6,885	1,944	14,303	9,732	9,771	4,797
Depreciation	5,968	3,348	17,822	13,579	13,616	13,579
Non- recurring expense from accelerated time charter amortization	—	—	908	—	—	—
Charter hire amortization and other non-cash revenue adjustments	335	161	1,157	(4,182)	2,666	—

Adjusted EBITDA	$28,066	$16,482	$84,751	$64,749	$55,889	$37,196

(1)	Includes interest and finance costs, net of interest income, and (gain)/ loss on derivative instruments, if any.

(7)	Voyage expenses include commissions of 1.25% paid to our Manager and third party ship brokers.

RISK FACTORS

Before investing in our Series A Preferred Units, you should carefully consider all of the information included or incorporated by reference into this prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partner interests are inherently different from the capital stock of a corporation. When evaluating an investment in our Series A Preferred Units, you should carefully consider the following risk factors together with all other information included in this prospectus, including those risks discussed under the heading “Item 3.—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on March 10, 2015, which is incorporated by reference into this prospectus, and information included in any applicable free writing prospectus.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, we might be unable to pay distributions on our Series A Preferred Units, the trading price of our Series A Preferred Units could decline, and you could lose all or part of your investment.

Risks Related to the Series A Preferred Units

The Series A Preferred Units represent perpetual equity interests.

The Series A Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Units may be required to bear the financial risks of an investment in the Series A Preferred Units for an indefinite period of time. In addition, the Series A Preferred Units will rank junior to all our indebtedness and other liabilities, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series A Preferred Units have not been rated.

We have not sought to obtain a rating for the Series A Preferred Units, and the Series A Preferred Units may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series A Preferred Units or that we may elect to obtain a rating of our Series A Preferred Units in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series A Preferred Units in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Preferred Units. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Units. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series A Preferred Units may not reflect all risks related to us and our business, or the structure or market value of the Series A Preferred Units.

We distribute all of our available cash and are not required to accumulate cash for the purpose of meeting our future obligations to holders of the Series A Preferred Units, which may limit the cash available to make distributions on the Series A Preferred Units.

Subject to the limitations in the Partnership Agreement, we distribute all of our available cash each quarter. “Available cash” is defined in the Partnership Agreement, and it generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

less the amount of cash reserves established by our Board of Directors to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

•	comply with applicable law, any debt instruments, or other agreements; or

•	provide funds for distributions to our limited partners and to our General Partner for any one or more of the next four quarters;

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit agreements and in all cases are used solely for working capital purposes or to pay distributions to partners.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce or eliminate the cash available to us in subsequent periods to make payments on the Series A Preferred Units.

Our Series A Preferred Units are subordinated to our debt obligations, and your interests could be diluted by the issuance of additional limited partner interests, including additional Series A Preferred Units, and by other transactions.

Our Series A Preferred Units are subordinated to all of our existing and future indebtedness. As of March 31, 2015, our total outstanding debt was $570.0 million and we had the ability to borrow an additional $30.0 million under our interest free $30.0 million revolving credit facility with our Sponsor. We may incur additional debt under these or future credit facilities. The payment of principal and interest on our debt reduces cash available for distribution to us and on our limited partner interests, including the Series A Preferred Units.

The issuance of additional limited partner interests on a parity with or senior to our Series A Preferred Units would dilute the interests of the holders of our Series A Preferred Units, and any issuance of Senior Securities or Parity Securities or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on our Series A Preferred Units. No provisions relating to our Series A Preferred Units protect the holders of our Series A Preferred Units in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of our Series A Preferred Units.

The Series A Preferred Units will rank junior to any Senior Securities and pari passu with any Parity Securities.

Our Series A Preferred Units will rank junior to any Senior Securities and pari passu with any Parity Securities (if applicable) and any other class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units that is not expressly subordinated or senior to the Series A Preferred Units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary. If less than all distributions payable with respect to the Series A Preferred Units and any Parity Securities (if applicable) are paid, any partial payment shall be made pro rata with respect to Series A Preferred Units and any Parity Securities (if applicable) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time.

As a holder of Series A Preferred Units you have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Units will be extremely limited. Our common units are the only class of limited partner interests carrying full voting rights. Holders of the Series A Preferred Units generally have no voting rights. However, in the event that six quarterly distributions, whether consecutive or not, payable on Series A Preferred Units or any other Parity Securities (if applicable) are in arrears, the holders of Series A Preferred Units will have the right, voting together as a class with all other classes or series of Parity Securities (if applicable) upon which like voting rights have been conferred and are exercisable, to elect one additional director to serve on our Board of Directors, and the size of our Board of Directors will be increased as needed to accommodate such change (unless the holders of Series A Preferred Units and Parity Securities (if

applicable) upon which like voting rights have been conferred, voting as a class, have previously elected a member of our Board of Directors, and such director continues then to serve on the Board of Directors). The right of such holders of Series A Preferred Units to elect a member of our Board of Directors will continue until such time as all accumulated and unpaid distributions on the Series A Preferred Units have been paid in full. Certain other limited protective voting rights are described in this prospectus under “Description of Series A Preferred Units—Voting Rights.”

The Series A Preferred Units are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your units. In addition, the lack of a fixed redemption date for the Series A Preferred Units will increase your reliance on the secondary market for liquidity purposes.

The Series A Preferred Units are a new issue of securities with no established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their units in the secondary market absent redemption by us. We intend to apply to list the Series A Preferred Units on the NYSE, but there can be no assurance that the NYSE will accept the Series A Preferred Units for listing. Even if the Series A Preferred Units are approved for listing by the NYSE, an active trading market on the NYSE for the units may not develop or, even if it develops, may not last, in which case the trading price of the units of Series A Preferred Units could be adversely affected and your ability to transfer your units will be limited. If an active trading market does develop on the NYSE, our Series A Preferred Units may trade at prices lower than the offering price. The trading price of our Series A Preferred Units would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series A Preferred Units pending any listing of the Series A Preferred Units on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may adversely affect the value of our Series A Preferred Units.

One of the factors that will influence the price of our Series A Preferred Units will be the distribution yield on the Series A Preferred Units (as a percentage of the price of our Series A Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Series A Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of our Series A Preferred Units to decrease.

We are a holding company, and our ability to make cash distributions to our unitholders will be limited by the value of investments we currently hold and by the distribution of funds from our subsidiaries.

We are a holding company whose assets mainly consist of equity interests in our subsidiaries. As a result, our ability to make cash distributions to our unitholders will depend on the performance of our operating subsidiaries. If we are not able to receive sufficient funds from our subsidiaries, we will not be able to pay distributions unless we obtain funds from other sources. We may not be able to obtain the necessary funds from other sources on terms acceptable to us.

Tax Risks

In addition to the following risk factors, you should read “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations” for a more complete discussion of the material Marshall Islands and United States federal income tax consequences of owning and disposing of the Series A Preferred Units.

We will be subject to taxes, which will reduce our cash available for distribution to the holders of our units.

We and our subsidiaries may be subject to tax in the jurisdictions in which we are organized or operate, reducing the amount of cash available for distribution. In computing our tax obligation in these jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing authorities. We cannot assure you that upon review of these positions the applicable authorities will agree with our positions. A successful challenge by a tax authority could result in additional tax imposed on us or our subsidiaries, further reducing the cash available for distribution. In addition, changes in our operations or ownership could result in additional tax being imposed on us or our subsidiaries in jurisdictions in which operations are conducted. Please see “Material United States Federal Income Tax Considerations.”

We may have to pay tax on U.S.-source income, which would reduce our earnings and cash flow.

Under the Code, the U.S.-source gross transportation income of a ship-owning or chartering corporation, such as ourselves, generally is subject to a 4% United States federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under a tax treaty or Section 883 of the Code and the Treasury Regulations promulgated thereunder. U.S.-source gross transportation income consists of 50% of the gross shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States.

Based on advice we received from Seward & Kissel LLP, our United States counsel, we believe we currently qualify for this statutory tax exemption and we intend to take this position for United States federal income tax reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to the 4% United States federal income tax described above. For example, if the holders of 5% or more of the total voting power and value of our common units, or 5% Unitholders, were to come to own 50% or more of the total voting power and value of the common units, then we would not qualify for exemption under Section 883. It is noted that holders of our common units are limited to owning 4.9% of the voting power of such common units. Assuming that such limitation is treated as effective for purposes of determining voting power under Section 883, then we would not have any 5% Unitholders to own 50% or more of our common units. If contrary to these expectations, our 5% Unitholders were to own 50% or more of the common units, then we would not qualify for exemption under Section 883 unless we could establish that among the closely-held group of 5% Unitholders, there are sufficient 5% Unitholders that are qualified stockholders for purposes of Section 883 to preclude non-qualified 5% Unitholders in the closely-held group from owning 50% or more of the total value of our common units for more than half the number of days during the taxable year. In order to establish this, sufficient 5% Unitholders that are qualified stockholders would have to comply with certain documentation and certification requirements designed to substantiate their identity as qualified stockholders. These requirements are onerous and there can be no assurance that we would be able to satisfy them. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings available for distribution payments to the holders of the Series A Preferred Units. For a more detailed discussion, see “Material United States Federal Income Tax Considerations.”

United States tax authorities could treat us as a “passive foreign investment company,” which would have adverse United States federal income tax consequences to United States holders of the Series A Preferred Units.

A non-U.S. entity treated as a corporation for United States federal income tax purposes will be treated as a “passive foreign investment company” (or PFIC) for U.S. federal income tax purposes if at least 75% of its gross income for any taxable year consists of “passive income” or at least 50% of the average value of its assets produce, or are held for the production of, “passive income.” For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property, and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC are subject to a disadvantageous United States federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their interests in the PFIC.

Based on our current and projected methods of operation, and on an opinion of our United States counsel, Seward & Kissel LLP, we believe that we were not a PFIC in the year ended December 31, 2014 and will not be a PFIC for any future taxable year. We have received an opinion of our United States counsel in support of this position that concludes that the income our subsidiaries earned from certain of our time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our United States counsel that we expect that more than 25% of our gross income for the year ended December 31, 2014 and each future year will arise from such time-chartering activities or other income which does not constitute passive income, and more than 50% of the average value of our assets for each such year will be held for the production of such nonpassive income. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our United States counsel for purposes of their opinion, our United States counsel is of the opinion that we should not be a PFIC for the year ended December 31, 2014 year or any future year. This opinion is based and its accuracy is conditioned on representations, valuations and projections provided by us regarding our assets, income and charters to our United States counsel. While we believe these representations, valuations and projections to be accurate, the shipping market is volatile and no assurance can be given that they will continue to be accurate at any time in the future.

While Seward & Kissel LLP, our United States counsel, has provided us with an opinion in support of our position, the conclusions reached are not free from doubt, and it is possible that the United States Internal Revenue Service, or the IRS, or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future. If the IRS were to find that we are or have been a PFIC for any taxable year (and regardless of whether we remain a PFIC for subsequent taxable years), U.S. holders of the Series A Preferred Units would face adverse United States federal income tax consequences. See “Material United States Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences.”

Conflicts of Interest and Fiduciary Duties

Our General Partner has limited its liability regarding our obligations.

Our General Partner has limited its liability under contractual arrangements so that the other party has recourse only to our assets and not against our General Partner or its assets or any affiliate of our General Partner or its assets. The Partnership Agreement provides that any action taken by our General Partner to limit its or our liability is not a breach of our General Partner’s fiduciary duties owed to common unitholders or a breach of our General Partner’s contractual duty of good faith and fair dealing to holders of the Series A Preferred Units even if we could have obtained terms that are more favorable without the limitation on liability.

Common unitholders and Series A Preferred Units have no right to enforce obligations of our General Partner and its affiliates under agreements with us.

Any agreements between us, on the one hand, and our General Partner and its affiliates, on the other, do not and will not grant to the holders of our common units or Series A Preferred Units separate and apart from us, the right to enforce the obligations of our General Partner and its affiliates in our favor.

Except in limited circumstances, our Board of Directors has the power and authority to conduct our business without limited partner approval.

Under the Partnership Agreement, our Board of Directors has full power and authority to do all things (other than those items that require limited partner approval or with respect to which our Board of Directors has sought conflicts committee approval) on such terms as it determines to be necessary or appropriate to conduct our business including, among others, the following:

•	the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into securities of the partnership (subject to the limited approval rights of holders of Series A Preferred Units described under “Description of Series A Preferred Units—Voting Rights”), and the incurring of any other obligations;

•	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdictions over our business or assets;

•	the negotiation, execution and performance of any contracts, conveyances or other instruments;

•	the distribution of partnership cash;

•	the selection and dismissal of employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

•	the maintenance of insurance for our benefit and the benefit of our partners;

•	the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any other limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships;

•	the control of any matters affecting our rights and obligations, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

•	the indemnification of any person against liabilities and contingencies to the extent permitted by law;

•	the purchase, sale or other acquisition or disposition of our securities, or the issuance of additional options, rights, warrants and appreciation rights relating to our securities (subject to certain restrictions if the prior payment of all quarterly distributions on the Series A Preferred Units through the most recent Series A Distribution Payment Date is in arrears); and

•	the entering into of agreements with any of its affiliates to render services to us, our controlled affiliates or to itself in the discharge of its duties as our General Partner.

Please read “—Meetings; Voting,” above and “Description of Series A Preferred Units—Voting Rights” for information regarding the voting rights of limited partners.

USE OF PROCEEDS

We intend to use the net proceeds of the sale of the Series A Preferred Units, which are expected to total approximately $72.3 million (or approximately $83.2 million if the underwriters exercise in full their option to purchase additional units), after deducting underwriting discounts and estimated offering expenses, together with borrowings under the New Secured Debt Facility to finance the purchase price of the Optional Vessel Acquisition. If we are unable to complete the Optional Vessel Acquisition, we will use the net proceeds of this offering for general partnership purposes, including working capital. The closing of the Optional Vessel Acquisition is subject to, among other things, (i) the identification of the vessel to be acquired; (ii) agreement on the purchase price; (iii) approval of the Optional Vessel Acquisition and the purchase price by our conflicts committee; (iv) entry into the New Secured Debt Facility; and (v) the negotiation and execution of definitive documentation. We can provide no assurance that we will be able to complete the Optional Vessel Acquisition.

RATIO OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

The following table sets forth our unaudited ratio of our consolidated earnings to our consolidated fixed charges and preference distributions for the periods indicated.

	Three months ended March 31,	Year ended December 31,
	2015	2014	2013	2012	2011
Earnings:
Income from continuing operations before taxes	14,878	50,561	45,620	29,836	18,820
Add: Fixed charges	6,827	14,123	9,298	9,141	3,894
Add: Depreciation of capitalized interest	100	374	349	350	349

Total earnings	21,805	65,058	55,267	39,327	23,063

Fixed Charges:
Interest charges, whether expensed or capitalized	6,442	13,338	8,248	8,551	3,794
Amortization and write-off of deferred financing fees	385	785	1,050	590	100
Total Fixed charges	6,827	14,123	9,298	9,141	3,894
Preferred unit distributions	—	—	—	—	—
Fixed Charges and Preferred Unit Distributions	6,827	14,123	9,298	9,141	3,894

Ratio of earnings to fixed charges and preferred unit distributions	3.19x	4.61x	5.94x	4.30x	5.92x

As of March 31, 2015, we had not issued any preferred units. Accordingly, the ratio of earnings to combined fixed charges and preferred unit distributions is equivalent to the ratio of earnings to fixed charges.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2015:

•	On an actual basis;

•	On an as adjusted basis, as of July 2, 2015, to give effect to (i) the quarterly cash distribution of $0.4225 per common and subordinated unit declared on April 16, 2015 for the first quarter of 2015, and paid on May 12, 2015, to all unitholders of record as of May 5, 2015 and (ii) the scheduled debt repayment of $5.0 million.

•	On an as further adjusted basis, to give effect to the issuance and sale of the Series A Preferred Units at the public offering price of $25.00 per unit.

There have been no significant adjustments to our capitalization since March 31, 2015, as so adjusted. You should read the information below together with the section of this prospectus supplement entitled “Use of Proceeds,” as well as the consolidated financial statements and related notes for the year ended December 31, 2014, included in our Annual Report on Form 20-F, filed with the Commission on March 10, 2015, and our report on Form 6-K which includes our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2015, furnished to the Commission on May 19, 2015, each of which is incorporated by reference herein.

	As of March 31, 2015
	Actual	As adjusted	As further adjusted
	(in thousands of U.S. dollars)
Debt:
Secured Debt	$320,000	$315,000	$315,000
Unsecured Debt(1)	250,000	250,000	250,000

Total debt obligations (including current portion):	$570,000	$565,000	$565,000

Partners’ Equity:
Common unitholders: 20,505,000 units issued and outstanding on an actual, as adjusted and as further adjusted basis	$304,644	$295,981	$295,981
Subordinated unitholders: 14,985,000 units issued and outstanding on an actual, as adjusted and as further adjusted basis	(7,194)	(13,525)	(13,525)
General Partner: 35,526 units issued and outstanding on an actual, as adjusted and as further adjusted basis	100	68	68
Series A Preferred unitholders: no units issued and outstanding on an actual and as adjusted basis, and 3,000,000 units issued and outstanding on an as further adjusted basis	—	—	72,278
Total Partners’ Equity:	$297,550	$282,524	$354,802

Total capitalization	$867,550	$847,524	$919,802

(1)	Unsecured debt does not include an unsecured credit facility of $30.0 million from our Sponsor, which was fully undrawn as of March 31, 2015.

DESCRIPTION OF SERIES A PREFERRED UNITS

The following description of the Series A Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our third amended and restated partnership agreement, or the Partnership Agreement, which is incorporated by reference into this prospectus, and sets forth the terms of the Series A Preferred Units. A copy of the Partnership Agreement may be obtained from us as described under “Where You Can Find Additional Information.”

General

The Series A Preferred Units offered hereby are a new series of preferred units. Upon completion of this offering, there will be 3,000,000 Series A Preferred Units issued and outstanding (or 3,450,000 Series A Preferred Units issued and outstanding if the underwriters exercise in full their option to purchase additional units). We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Units, authorize and issue additional Series A Preferred Units and Junior Securities (each as defined under “Summary—The Offering—Ranking”) and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities (as defined under “Summary—The Offering—Ranking”).

The holders of our common units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our Board of Directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders any class or series of limited partner interests (including the Series A Preferred Units) having preferential rights to receive distributions of our assets.

The Series A Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by our Board of Directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus, the Series A Preferred Units offered hereby will be fully paid and nonassessable. Each Series A Preferred Unit will have a fixed liquidation preference of $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared. Please read “—Liquidation Rights.”

The Series A Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Units will rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

All the Series A Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series A Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. Please read “—Book-Entry System.”

The Series A Preferred Units will not be convertible into common units or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series A Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Units will be subject to redemption, in whole or in part, at our option commencing on August 12, 2020. Please read “—Redemption.”

We have appointed Computershare as the paying agent, or Paying Agent, and the registrar and transfer agent, or the Registrar and Transfer Agent, for the Series A Preferred Units. The address of Computershare is 250 Royall Street, Canton MA 02021.

Ranking

Our Series A Preferred Units will be our only series of preferred units. As of the date of this prospectus no other preferred units are issued and outstanding. The Series A Preferred Units are redeemable by us at any time on or after August 12, 2020 and distributions accrue at a rate of 9.00% per annum per $25.00 of liquidation preference per unit.

The Series A Preferred Units will, with respect to anticipated quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•	senior to the Junior Securities (including our common units);

•	on a parity with the Parity Securities; and

•	junior to the Senior Securities.

Under the Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Units. Our Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our Board of Directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

The holders of outstanding Series A Preferred Units will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per unit in cash plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common units or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series A Preferred Units and any other Parity Securities (if applicable) are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Preferred Units and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preferred Units and other Parity Securities (if applicable), our remaining assets and funds will be distributed among the holders of the common units and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

The Series A Preferred Units will have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly distributions, whether or not consecutive, payable on the Series A Preferred Units are in arrears, the holders of the Series A Preferred Units will have the right, voting as a class together with holders of any other Parity Securities (if applicable) upon which like voting rights have been conferred and are exercisable, to elect one member of our Board of Directors, and the size of our Board of Directors will be increased as needed to accommodate such change (unless the holders of Series A Preferred Units and Parity Securities (if applicable) upon which like voting rights have been conferred, voting as a class, have previously elected a member of our Board of Directors, and such director continues then to serve on the Board of Directors). Distributions payable on the Series A Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series A Preferred Units. The right of such holders of Series A Preferred Units to elect a member of our Board of Directors will continue until such time as all distributions accumulated and in arrears on the Series A Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly distributions as described above. Upon any termination of the right of the holders of the Series A Preferred Units and any other Parity Securities (if applicable) to vote as a class for such director, the term of office of such director then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series A Preferred Units and any other Parity Securities (if applicable) shall each be entitled to one vote on any matter before our Board of Directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, we may not adopt any amendment to the Partnership Agreement that has a material adverse effect on the existing terms of the Series A Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities (if applicable) upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities or Senior Securities if the cumulative distributions payable on outstanding Series A Preferred Units are in arrears; or

•	create or issue any Senior Securities.

On any matter described above in which the holders of the Series A Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per unit. The Series A Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series A Preferred Units will be entitled to receive, when, as and if declared by our Board of Directors out of legally available funds for such purpose, cumulative cash distributions from and including July 20, 2015.

Distribution Rate

Distributions on Series A Preferred Units will be cumulative, from and including July 20, 2015, and payable on each Distribution Payment Date, commencing on November 12, 2015, when, as and if declared by our Board of Directors or any authorized committee thereof out of legally available funds for such purpose. The initial distribution on the Series A Preferred Units will be payable on November 12, 2015 in an amount equal to $0.70 per unit. Distributions on the Series A Preferred Units will accrue at a rate of 9.00% per annum per $25.00 stated liquidation preference per Series A Preferred Unit.

Distribution Payment Dates

The “Distribution Payment Dates” for the Series A Preferred Units will be each February 12, May 12, August 12 and November 12, commencing November 12, 2015. Distributions will accumulate in each distribution period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such distribution period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series A Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means a day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Payment of Distributions

Not later than the close of business, New York City time, on each Distribution Payment Date, we will pay those distributions, if any, on the Series A Preferred Units that have been declared by our Board of Directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, the Record Date, will be the fifth Business Day immediately preceding the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the Record Date with respect to a Distribution Payment Date will be such date as may be designated by our Board of Directors in accordance with the Partnership Agreement, as amended.

So long as the Series A Preferred Units are held of record by the nominee of the Securities Depository, declared distributions will be paid to the Securities Depository in same-day funds on each Distribution Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Units in accordance with the instructions of such beneficial owners.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units and any Parity Securities (if applicable) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by our Board of Directors and paid on any date fixed by our Board of Directors, whether or not a Distribution Payment Date, to holders of the Series A Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series A Preferred Units and any Parity Securities (if applicable) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities (if applicable) are paid, any partial payment will be made pro rata with respect to the Series A Preferred Units and any Parity Securities (if applicable) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series A Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “—Distributions—Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units.

Redemption

Optional Redemption

Commencing on August 12, 2020, we may redeem, at our option, in whole or in part, the Series A Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series A Preferred Units to be redeemed and, if less than all outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (3) the redemption price, (4) the place where the Series

A Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series A Preferred Units are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series A Preferred Units to be redeemed, and the Securities Depository will determine the number of Series A Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Units for its own account). A participant may determine to redeem Series A Preferred Units from some beneficial owners (including the participant itself) without redeeming Series A Preferred Units from the accounts of other beneficial owners.

So long as the Series A Preferred Units are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the units to be redeemed), and the holders of any units so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series A Preferred Units entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series A Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Series A Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series A Preferred Units.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series A Preferred Units and any Parity Securities (if applicable) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities (if applicable) except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units and any Parity Securities (if applicable). Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series A Preferred Units and any Parity Securities (if applicable) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series A Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

We, our officers and directors and our General Partner, will not owe any fiduciary duties to holders of the Series A Preferred Units other than an implied contractual duty of good faith and fair dealing pursuant to the Partnership Agreement.

Book-Entry System

All Series A Preferred Units offered hereby will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by us), or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series A Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series A Preferred Units offered hereby will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by us to holders of the Series A Preferred Units will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series A Preferred Units, each purchaser of Series A Preferred Units must rely on (1) the procedures of the Securities Depository and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series A Preferred Units and (2) the records of the Securities Depository and its participants to evidence its ownership of such Series A Preferred Units.

So long as the Securities Depository (or its nominee) is the sole holder of the Series A Preferred Units, no beneficial holder of the Series A Preferred Units will be deemed to be a unitholder of us. The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series A Preferred Units, whether as a holder of the Series A Preferred Units for its own account or as a nominee for another holder of the Series A Preferred Units.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the Partnership Agreement, which is qualified in its entirety by the terms and conditions of the Partnership Agreement, which incorporated herein by reference. We will provide prospective investors with a copy of the Partnership Agreement upon written request at no charge.

Organization and Duration

We were organized on May 30, 2013 and have perpetual existence.

Purpose

Our purpose under the Partnership Agreement is to engage in any business activities that may lawfully be engaged in by a limited partnership pursuant to the Partnership Act.

Although our Board of Directors has the ability to cause us or our subsidiaries to engage in activities other than liquefied natural gas shipping industry and other maritime LNG infrastructure assets, it has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our General Partner owes a contractual duty of good faith and fair dealing to the holders of Series A Preferred Units pursuant to the Partnership Agreement. Our General Partner has delegated to our Board of Directors the authority to oversee and direct our operations, management and policies on an exclusive basis.

Cash Distributions

The Partnership Agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership interests, including to the holders of our incentive distribution rights, as well as to our General Partner in respect of its General Partner interest.

Capital Contributions

No holder of common units, subordinated units or Series A Preferred Units is obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Voting Rights

Holders of the Series A Preferred Units generally have no voting rights. However, the consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, is required prior to any amendment to the Partnership Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units. In addition, unless we receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities (if applicable), we may not (i) issue any Parity Securities if the cumulative distributions on Series A Preferred Units are in arrears or (ii) create or issue any Senior Securities. Distributions payable on the Series A Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series A Preferred Units. Please read “Description of Series A Preferred Units—Voting Rights.”

The following matters require the common unitholder vote specified below. Matters requiring the approval of a “Unit Majority” require the approval of a majority of our common units and subordinated units as set forth below:

•	during the subordination period, the approval of a majority of the common units, excluding those common units held by our General Partner and its affiliates, voting as a class; and a majority of the subordinated units voting as a single class; and

•	after the subordination period, the approval of a majority of the common units voting as a single class.

In voting their common units and subordinated units our General Partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Each outstanding common unit is entitled to one vote on matters subject to a vote of common unitholders. However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time, any person or group owns beneficially more than 4.9% of any class or series of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes (except for purposes of nominating a person for election to our board), determining the presence of a quorum or for other similar purposes under the Partnership Agreement, unless otherwise required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other unitholders holding less than 4.9% of the voting power of all classes or series of units entitled to vote. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors. This loss of voting rights does not apply to the Series A Preferred Units or to any person or group that acquires Partnership securities from our General Partner or its affiliates and any transferees of that person or group approved by our General Partner or to any person or group who acquires Partnership securities with the prior approval of our Board of Directors.

We will hold a meeting of the limited partners every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Our General Partner has the right to appoint two of the five members of our Board of Directors with the remaining three directors being elected by our common unitholders beginning with our 2014 annual meeting of unitholders. Subordinated units will not be voted in the election of the three directors elected by our common unitholders.

Action	Unitholder Approval Required and Voting Rights
Issuance of additional common units or other limited partners interest	No approval rights; Board of Directors approval required for all issuances, which may have a material adverse impact on the General Partner or its interest in our partnership.

Amendment of the Partnership Agreement	Certain amendments may be made by our Board of Directors without the approval of the unitholders. Other amendments generally require the approval of a Unit Majority. See “—Amendment of the Partnership Agreement” below.

Merger of our partnership or the sale of all or substantially all of our assets	Unit Majority and approval of our General Partner and our Board of Directors. See “—Merger, Sale, Conversion or Other Disposition of Assets” below.

Dissolution of our partnership	Unit Majority and approval of our General Partner and our Board of Directors. See “—Termination and Dissolution” below.

Reconstitution of our partnership upon dissolution	Unit Majority. See “—Termination and Dissolution” below.

Election of three of the five members of our Board of Directors	A plurality of the votes of the holders of the common units.

Action	Unitholder Approval Required and Voting Rights
Withdrawal of our General Partner	Under most circumstances, the approval of a Unit Majority is required for the withdrawal of our General Partner prior to December 31, 2023 in a manner which would cause a dissolution of our partnership. See “—Withdrawal or Removal of our General Partner” below.

Removal of our General Partner	Not less than 66 2/3% of the outstanding common units, including common and subordinated units held by our General Partner and its affiliates, voting together as a single class. See “—Withdrawal or Removal of our General Partner” below.

Transfer of our General Partner interest in us	Our General Partner may transfer all, but not less than all, of its General Partner interest in us without a vote of our common unitholders or other limited partners to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required in other circumstances for a transfer of the General Partner interest to a third party prior to December 31, 2023. See “—Transfer of General Partner Interest” below.

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of the General Partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to such person, the approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, voting separately as a class, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to December 31, 2016. See “—Transfer of Incentive Distribution Rights” below.

Transfer of ownership interests in our General Partner	No approval required at any time. See “—Transfer of Ownership Interests in General Partner” Below.

Applicable Law, Forum, Venue and Jurisdiction

The Partnership Agreement is governed by the Partnership Act. The Partnership Agreement requires that any claims, suits, actions or proceedings:

•	arising out of or relating in any way to the Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Partnership Agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our General Partner, or owed by our General Partner, to us or the limited partners;

•	asserting a claim arising pursuant to any provision of the Partnership Act; and

•	asserting a claim governed by the internal affairs doctrine

•	shall be exclusively brought in the Court of Chancery of the State of Delaware, unless otherwise provided for by Marshall Islands law, regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, unless otherwise provided for by Marshall Islands law, in connection with any such claims, suits, actions or proceedings; however, a court could rule that such provisions are inapplicable or unenforceable. Any person or entity purchasing or otherwise acquiring any interest in our common units shall be deemed to have notice of and to have consented to the provisions described above. This forum selection provision may limit our unitholders’ ability to obtain a judicial forum that they find favorable for disputes with us or our directors, officers or other employees or unitholders.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Partnership Act and that he otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under the Partnership Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our General Partner;

•	to elect three of our five directors;

•	to approve some amendments to the Partnership Agreement; or

•	to take other action under the Partnership Agreement constituted “participation in the control” of our business for the purposes of the Partnership Act, then the limited partners could be held personally liable for our obligations under the laws of Marshall Islands, to the same extent as our General Partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a General Partner. Neither the Partnership Agreement nor the Partnership Act specifically provides for legal recourse against our General Partner if a limited partner were to lose limited liability through any fault of our General Partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Marshall Islands case law.

Under the Partnership Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Partnership Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Partnership Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Partnership Act, a transferee of units who becomes a limited partner of a limited partnership is liable for the obligations of the transferor to make contributions to the partnership, except that the transferee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the Partnership Agreement.

Maintenance of our limited liability may require compliance with legal requirements in the jurisdictions in which our subsidiaries conduct business, which may include qualifying to do business in those jurisdictions. Limitations on the liability of limited partners for the obligations of a limited partnership or limited liability company have not been clearly established in many jurisdictions. If, by virtue of our membership interest in an operating subsidiary or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the General Partner, to approve some amendments to the Partnership Agreement, or to take other action under the Partnership Agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our General Partner under the circumstances. We will operate in a manner that our Board of Directors considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

The Partnership Agreement authorizes us to issue an unlimited amount of additional partnership interests and rights to buy partnership interests for the consideration and on the terms and conditions determined by our Board of Directors without the approval of the unitholders other than the limited approval rights of the holders of the Series A Preferred Units described under “Description of Series A Preferred Units—Voting Rights.” However, our General Partner will be required to approve all issuances of additional partnership interests, which may have a material adverse impact on the General Partner or its interest in us.

We intend to fund acquisitions through borrowings and the issuance of additional common units or other equity securities and the issuance of debt securities. Holders of any additional common units or Series A Preferred Units we issue will be entitled to share equally with the then-existing holders of common units in our distributions. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Marshall Islands law and the provisions of the Partnership Agreement, we may also issue additional partnership interests that, as determined by our Board of Directors, have special voting or other rights to which the common units or the Series A Preferred Units are not entitled.

Upon issuance of additional partnership interests (including our common units, but excluding common units in connection with a reset of the incentive distribution target levels or the issuance of partnership interests upon conversion of outstanding partnership interests and our Series A Preferred Units), our General Partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 0.1% General Partner interest in us. Our General Partner’s interest in us will thus be reduced if we issue additional partnership interests in the future and our General Partner does not elect to maintain its 0.1% General Partner interest in us. Our General Partner’s 0.1% General Partner Interest in us does not entitle it to receive any portion of the distributions made in respect of the issuance of the Series A Preferred Units. Our General Partner and its affiliates will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our General Partner and its affiliates, to the extent necessary to maintain its and its affiliates’ percentage interest, including its interest represented by common units and subordinated units, that existed immediately prior to each issuance. Other holders of common units will not have similar preemptive rights to acquire additional common units or other partnership interests.

Tax Status

The Partnership has elected to be treated as a corporation for U.S. federal income tax purposes.

Amendment of the Partnership Agreement

General

Amendments to the Partnership Agreement may be proposed only by or with consent of a majority of our Board of Directors. However, our Board of Directors will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, approval of our Board of Directors is required, as well as written approval of the holders of the number of common or subordinated units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. In addition, holders of Series A Preferred Units must approve certain amendments as described under “Description of Series A Preferred Units—Voting Rights.” Except as we describe below, an amendment must be approved by a Unit Majority.

Prohibited Amendments

No amendment may be made that would:

1.	increase the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

2.	increase the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our General Partner or any of its affiliates without the consent of the General Partner, which may be given or withheld at its option;

3.	change the term of our partnership;

4.	provide that our partnership is not dissolved upon an election to dissolve our partnership by our General Partner and our Board of Directors that is approved by the holders of a Unit Majority; or

5.	give any person the right to dissolve our partnership other than the right of our General Partner and our Board of Directors to dissolve our partnership with the approval of the holders of a Unit Majority.

The provision of the Partnership Agreement preventing the amendments having the effects described in clauses (1) through (5) above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our General Partner and its affiliates).

No Unitholder Approval

Our Board of Directors may generally make amendments to the Partnership Agreement without the approval of any limited partner to reflect:

1.	a change in our name, the location of our principal place of business, our registered agent or our registered office;

2.	the admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement;

3.	a change that our Board of Directors determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any jurisdiction;

4.	an amendment that is necessary, upon the advice of our counsel, to prevent us or our officers or directors or our General Partner or their or its agents, or trustees from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, the U.S. Investment Advisors Act of 1940, or plan asset regulations adopted under the U.S. Employee Retirement Income Security Act of 1974 (or ERISA) whether or not substantially similar to plan asset regulations currently applied or proposed;

5.	an amendment that our Board of Directors determines to be necessary or appropriate for the authorization of additional partnership interests or rights to acquire partnership interests, including any amendment that our Board of Directors determines is necessary or appropriate in connection with:

•	the adjustments of the minimum quarterly distribution, first target distribution, second target distribution and third target distribution in connection with the reset of our incentive distribution rights;

•	the implementation of the provisions relating to our General Partner’s right to reset the incentive distribution rights in exchange for common units; or

•	any modification of the incentive distribution rights made in connection with the issuance of additional partnership interests or rights to acquire partnership interests, provided that, any such modifications and related issuance of partnership interests have received approval by a majority of the members of the conflicts committee of our Board of Directors;

6.	any amendment expressly permitted in the Partnership Agreement to be made by our Board of Directors acting alone;

7.	an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement;

8.	any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by the Partnership Agreement;

9.	a change in our fiscal year or taxable year and related changes;

10.	certain mergers or conveyances as set forth in the Partnership Agreement;

11.	to cure any ambiguity, defect or inconsistency; or

12.	any other amendments substantially similar to any of the matters described in (1) through (11) above.

In addition, our Board of Directors may make amendments to the Partnership Agreement without the approval of any limited partner or our General Partner (subject to the limited approval rights of the holders of the Series A Preferred Units and the holders of other Parity Securities (if applicable)) if our Board of Directors determines that those amendments:

1.	do not adversely affect the limited partners (or any particular class of limited partners) or our General Partner in any material respect;

2.	are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority or statute;

3.	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

4.	are necessary or appropriate for any action taken by our Board of Directors relating to splits or combinations of units under the provisions of the Partnership Agreement; or

5.	are required to effect the intent expressed in this prospectus or the intent of the provisions of the Partnership Agreement or are otherwise contemplated by the Partnership Agreement.

Opinion of Counsel and Limited Partner Approval

Our Board of Directors will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under “Amendment of the Partnership Agreement—No Unitholder Approval” should occur. No other amendments to the Partnership Agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or privileges of any type or class or series of outstanding limited partner interests (other than Series A Preferred Units) in relation to other classes or series of limited partner interests will require the approval of at least a majority of the type or class or series of units so affected; provided, however, that any amendment that would have a material adverse effect on the existing terms of the Series A Preferred Units will require the approval of at least two-thirds of the outstanding Series A Preferred Units. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding interests constitute not less than the voting requirement sought to be reduced.

Action Relating to the Operating Subsidiary

We effectively control, manage and operate our operating subsidiary by being the sole member of its General Partner.

Merger, Sale, Conversion or Other Disposition of Assets

A merger or consolidation of us requires the approval of our Board of Directors, the prior consent of our General Partner and a Unit Majority. However, to the fullest extent permitted by law, our General Partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In addition, the Partnership Agreement generally prohibits our Board of Directors, without the prior approval of our General Partner and the holders of units representing a Unit Majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries taken as a whole. Our Board of Directors may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without the prior approval of the holders of units representing a Unit Majority. Our General Partner and our Board of Directors may also determine to sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without the approval of the holders of units representing a Unit Majority.

Our Board of Directors is permitted, without the approval of our unitholders, to convert the Partnership or any of its subsidiaries into a new limited liability entity, to merge the Partnership or any of its subsidiaries into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or any of its subsidiaries if (i) the Board of Directors has received an opinion from the Partnership’s counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any limited partner, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity, and (iii) the governing instruments of the new entity provide the limited partners, the General Partner and the Board of Directors with the same rights and obligations as are herein contained.

If conditions specified in the Partnership Agreement are satisfied, our Board of Directors, with the consent of our General Partner, may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Termination and Dissolution

We will continue as a limited partnership until terminated or converted under the Partnership Agreement. We will dissolve upon:

1.	the election of our General Partner and our Board of Directors to dissolve us, if approved by the holders of units representing a Unit Majority;

2.	at any time there are no limited partners, unless we continue without dissolution in accordance with the Partnership Act;

3.	the entry of a decree of judicial dissolution of us; or

4.	the withdrawal or removal of our General Partner or any other event that results in its ceasing to be our General Partner other than by reason of a transfer of its General Partner interest in accordance with the Partnership Agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under clause (4), the holders of a Unit Majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in the Partnership Agreement by appointing as General Partner an entity approved by the holders of units representing a Unit Majority, subject to our receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability of any limited partner.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our Board of Directors that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as provided in the Partnership Agreement. The liquidation rights of holders of Series A Preferred Units and Parity Securities (including the Series A Preferred Units) are described under “Description of Series A Preferred Units—Liquidation Rights.” The liquidator may defer liquidation or distribution of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Withdrawal or Removal of our General Partner

Except as described below, it will constitute a breach of the Partnership Agreement by our General Partner to withdraw voluntarily as our General Partner prior to December 31, 2023 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our General Partner and its affiliates, and furnishing an opinion of counsel regarding limited liability. On or after December 31, 2023, our General Partner may withdraw as General Partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Partnership Agreement. Notwithstanding the foregoing, our General Partner may withdraw without common unitholder or other limited partner approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our General Partner and its affiliates. In addition, the Partnership Agreement permits our General Partner in some instances to sell or otherwise transfer all of its General Partner interest in us without the approval of the unitholders. See “—Transfer of General Partner Interest” and “—Transfer of Incentive Distribution Rights.”

Upon withdrawal of our General Partner under any circumstances, other than as a result of a transfer by our General Partner of all or a part of its General Partner interest in us, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may select a successor to that withdrawing General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a Unit Majority agree in writing to continue our business and to appoint a successor General Partner. See “—Termination and Dissolution.”

Our General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66  2⁄3% of the outstanding common and subordinated units, including units held by our General Partner and its affiliates, voting together as a single class, and we receive an opinion of counsel regarding limited liability. The ownership of more than 33  1⁄3% of the outstanding units by our General Partner and its affiliates or controlling our Board of Directors would provide the practical ability to prevent our General Partner’s removal. Any removal of our General Partner is also subject to the successor General Partner being approved by the vote of the holders of a majority of the outstanding common units and subordinated units, voting as a single class.

The Partnership Agreement also provides that if our General Partner is removed as our General Partner under circumstances where cause does not exist and units held by our General Partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our General Partner will have the right to convert its General Partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

In the event of removal of our General Partner under circumstances where cause exists or withdrawal of our General Partner where that withdrawal violates the Partnership Agreement, a successor General Partner will have the option to purchase the General Partner interest and incentive distribution rights owned by the departing General Partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our General Partner withdraws or is removed by the limited partners, the departing General Partner will have the option to require the successor General Partner to purchase the General Partner interest of the departing General Partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing General Partner and the successor General Partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing General Partner and the successor General Partner will determine the fair market value. Or, if the departing General Partner and the successor General Partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing General Partner or the successor General Partner, the departing General Partner’s General Partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing General Partner for all amounts due the departing General Partner, including, without limitation, any employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing General Partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for the transfer by our General Partner of all, but not less than all, of its General Partner interest in us to:

•	an affiliate of our General Partner (other than an individual); or

•	another entity as part of the merger or consolidation of our General Partner with or into another entity or the transfer by our General Partner of all or substantially all of its assets to another entity.

Our General Partner may not transfer all or any part of its General Partner interest in us to another person prior to December 31, 2023 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our General Partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the General Partner, agree to be bound by the provisions of the Partnership Agreement and furnish an opinion of counsel regarding limited liability.

Our General Partner and its affiliates may at any time transfer units to one or more persons, without limited partner approval.

Transfer of Ownership Interests in General Partner

At any time, the members of our General Partner may sell or transfer all or part of their respective membership interests in our General Partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

Our General Partner or its affiliates or a subsequent holder, may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, or sale of all or substantially all of its assets to that entity without the prior approval of the unitholders. Prior to December 31, 2016, all other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding common units held by our General Partner and its affiliates. On or after December 31, 2016, the incentive distribution rights may be transferred without unitholder approval.

Transfer of Common Units, Subordinated Units and Series A Preferred

By transfer of common units, subordinated units or Series A Preferred Units in accordance with the Partnership Agreement, each transferee of common units, subordinated units or Series A Preferred Units automatically is admitted as a limited partner with respect to the common units, subordinated units or Series A Preferred Units transferred when such transfer and admission is reflected in our books and records. We will cause any transfers to be recorded on our books and records no less frequently than quarterly. Each transferee automatically is deemed to:

•	represent that the transferee has the capacity, power and authority to become bound by the Partnership Agreement;

•	agree to be bound by the terms and conditions of, and to have executed, the Partnership Agreement;

•	grants power of attorney to officers of our General Partner and any liquidator of us as specified in the Partnership Agreement; and

•	give the consents and approvals contained in the Partnership Agreement.

We are entitled to treat the nominee holder of a common unit, subordinated units or a Series A Preferred Unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units, subordinated units and Series A Preferred Units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

Until a common unit, subordinated units or a Series A Preferred Unit has been transferred on our books, we and our transfer agent may treat the record holder of the unit as the absolute owner of such unit for all purposes, except as otherwise required by law or stock exchange regulations.

Change of Management Provisions

The Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Dynagas GP LLC as our General Partner or otherwise change management. If any person or group acquires beneficial ownership of more than 4.9% of any class or series of units then outstanding, that person or group loses voting rights on all of its units in excess of 4.9% of all such units. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors. This loss of voting rights does not apply to the Series A Preferred Units or to any person or group that acquires Partnership securities from our General Partner or its affiliates and any transferees of that person or group approved by our General Partner or to any person or group who acquires Partnership securities with the prior approval of our Board of Directors.

The Partnership Agreement also provides that if our General Partner is removed under circumstances where cause does not exist and units held by our General Partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our General Partner will have the right to convert its General Partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests

Limited Call Right

If at any time our General Partner and its affiliates hold more than 80% of the then-issued and outstanding partnership interests of any class or series, except for the Series A Preferred Units, our General Partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership interests of the class or series held by unaffiliated persons as of a record date to be selected by the General Partner, on at least 10 but not more than 60 days’ notice equal to the greater of (x) the average of the daily closing prices of the partnership interests of such class over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by our General Partner or any of its affiliates for partnership interests of such class during the 90-day period preceding the date such notice is first mailed. Our General Partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon the exercise of this limited call right and has no fiduciary duty in determining whether to exercise this limited call right.

As a result of the General Partner’s right to purchase outstanding partnership interests, a holder of partnership interests may have the holder’s partnership interests (except for the Series A Preferred Units) purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of common units in the market. See “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Sale, Exchange or Other Disposition of Common Units” and “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders—Disposition of Units.”

Board of Directors

Under the Partnership Agreement, our General Partner has delegated to our Board of Directors the authority to oversee and direct our operations, policies and management on an exclusive basis, and such delegation will be binding on any successor General Partner of the partnership. Our current Board of Directors consists of five members appointed by our General Partner. We expect that Messrs. Levon Dedegian, Alexios Rodopoulos and Evangelos Vlahoulis will satisfy the independence standards as applicable to us. Following our first annual meeting of unitholders, our board will consist of five members, two of whom will be appointed by our General Partner in its sole discretion and three of whom will be elected by our common unitholders. Directors appointed by our General Partner will serve as directors for terms determined by our General Partner. Directors elected by our common unitholders are divided into three classes serving staggered three-year terms. Three of the five directors initially appointed by our General Partner will serve until our annual meeting in 2014, at which time they will be replaced by three directors elected by our common unitholders. One of the three directors elected by our common unitholders will be designated as the Class I elected director and will serve until our annual meeting of unitholders in 2015, another of the three directors will be designated as the Class II elected director and will serve until our annual meeting of unitholders in 2016, and the remaining director will be designated as the Class III elected director and will serve until our annual meeting of unitholders in 2017. At each subsequent annual meeting of unitholders, directors will be elected to succeed the class of directors whose terms have expired by a plurality of the votes of the common unitholders. Directors to be elected by our common unitholders will be nominated by the Board of Directors or by any limited partner or group of limited partners that holds at least 15% of the outstanding common units.

In addition, any limited partner or group of limited partners that holds beneficially 15% or more of the outstanding common units is entitled to nominate one or more individuals to stand for election as elected board members at the annual meeting by providing written notice to our Board of Directors not more than 120 days nor less than 90 days prior to the meeting. However, if the date of the annual meeting is not publicly announced by us at least 100 days prior to the date of the meeting, the notice must be delivered to our Board of Directors not later than 10 days following the public announcement of the meeting date. The notice must set forth:

•	the name and address of the limited partner or limited partners making the nomination or nominations;

•	the number of common units beneficially owned by the limited partner or limited partners;

•	the information regarding the nominee(s) proposed by the limited partner or limited partners;

•	the written consent of the nominee(s) to serve as a member of our Board of Directors if so elected; and

•	a certification that the nominee(s) qualify as elected board members.

Our General Partner may remove an appointed board member with or without cause at any time. “Cause” generally means a court’s finding a person liable for actual fraud or willful misconduct in his or its capacity as a director. Any and all of the board members may be removed at any time for cause by the affirmative vote of a majority of the other board members. Any and all of the board members appointed by our General Partner may be removed for cause at a properly called meeting of the limited partners by a majority vote of the outstanding units, voting as a single class. If any appointed board member is removed, resigns or is otherwise unable to serve as a board member, our General Partner may fill the vacancy. Any and all of the board members elected by the common unitholders may be removed for cause at a properly called meeting of the limited partners by a majority vote of the outstanding common units. If any elected board member is removed, resigns or is otherwise unable to serve as a board member, the vacancy may be filled by a majority of the other elected board members then serving.

Meetings, Voting

Unlike the holders of common stock in a corporation, the holders of our common units have only limited voting rights on matters affecting our business. On those matters that are submitted to a vote of common unitholders, each record holder of a common unit may vote according to the holder’s percentage interest in us of all holder entitled to vote on such matter, although additional limited partners interests having special voting rights could be issued.

Holders of the Series A Preferred Units generally have no voting rights. However, holders of Series A Preferred Units have limited voting rights as described under “Description of Series A Preferred Units—Voting Rights.”

Except as described below regarding a person or group owning more than 4.9% of any class or series of limited partner interests then outstanding, limited partners on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

We will hold a meeting of the limited partners every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Any action that is required or permitted to be taken by our limited partners, or any applicable class thereof, may be taken either at a meeting of the applicable limited partners or without a meeting if consents in writing describing the action so taken are signed by holders of the number of limited partner interests necessary to authorize or take that action at a meeting. Meetings of our limited partners may be called by our Board of Directors or by limited partners owning at least 20% of the outstanding limited partner interests of the class for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. The holders of a majority of the outstanding limited partner interests of the class, classes or series for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of the limited partner interests, in which case the quorum will be the greater percentage.

Each record holder of a unit may vote according to the holder’s percentage interest in us, although additional limited partner interests having special voting rights could be issued. See “—Issuance of Additional Securities.” However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time any person or group, other than our General Partner and its affiliates, or a direct or subsequently approved transferee of our General Partner or its affiliates or a transferee approved by the Board of Directors, acquires, in the aggregate, beneficial ownership of more than 4.9% of any class or series of our limited partner interests then outstanding, that person or group will lose voting rights on all of its limited partner interests in excess of 4.9%, except for the Series A Preferred Units, and such limited partner interests will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes (except for nominating a person for election to our Board of Directors), determining the presence of a quorum, or for other similar purposes. The voting rights of any such limited partner interests in excess of 4.9% will effectively be redistributed pro rata among the other limited partner interests (as applicable) holding less than 4.9% of the voting power of all classes of units entitled to vote. Our General Partner, its affiliates and persons who acquired limited partner interests with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as the Partnership Agreement otherwise provides, subordinated units will vote together with common units as a single class.

Any notice, demand, request report, or proxy material required or permitted to be given or made to record holders of common units, subordinated units or Series A Preferred Units under the Partnership Agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner or Assignee

Except as described above under “—Limited Liability,” the common units, subordinated units, Series A Preferred Units will be fully paid, and unitholders will not be required to make additional contributions. By transfer of common units, subordinated units or Series A Preferred Units in accordance with the Partnership Agreement, each transferee of units will be admitted as a limited partner with respect to the units transferred when such transfer and admission is reflected in our books and records.

Indemnification

Under the Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	our General Partner;

(2)	any departing General Partner;

(3)	any person who is or was an affiliate of our General Partner or any departing General Partner;

(4)	any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5)	any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of our Board of Directors, our General Partner or any departing General Partner;

(6)	any person designated by our Board of Directors;

(7)	our officers; and

(8)	the members of our Board of Directors.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our General Partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the Partnership Agreement.

Reimbursement of Expenses

The Partnership Agreement requires us to reimburse the members of our Board of Directors for their out-of-pocket costs and expenses incurred in the course of their service to us. The Partnership Agreement also requires us to reimburse our General Partner for all expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our General Partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf, and expenses allocated to us or our General Partner by our Board of Directors.

Books and Reports

Our General Partner is required to keep appropriate books and records of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We intend to furnish or make available to record holders of common units, subordinated units and Series A Preferred Units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent chartered accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

Right to Inspect Our Books and Records

The Partnership Agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at the limited partner’s own expense, have furnished to the limited partner:

•	a current list of the name and last known address of each partner;

•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of the Partnership Agreement, the certificate of limited partnership of the partnership, and related amendments;

•	information regarding the status of our business and financial position; and

•	any other information regarding our affairs as is just and reasonable.

Our Board of Directors may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our Board of Directors believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under the Partnership Agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws, subject to applicable law, including the regulations of the Commission, any common units proposed to be sold by our Sponsor or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available or advisable. These registration rights continue for two years following any withdrawal or removal of Dynagas GP LLC as our General Partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions. In connection with these registration rights, we will not be required to pay any damages or penalties related to any delay or failure to file a registration statement or to the failure to cause a registration statement to become effective. See “Units Eligible for Future Sale.”

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our General Partner and its affiliates, including Dynagas Holding Ltd., on the one hand, and us and our unaffiliated limited partners, on the other hand. Our General Partner has a fiduciary duty to make any decisions relating to our management in a manner beneficial to us and our unitholders. Similarly, our Board of Directors has fiduciary duties to manage us in a manner beneficial to us, our General Partner and our limited partners. Certain of our officers and directors will also be officers of our Sponsor or its affiliates and will have fiduciary duties to our Sponsor or its affiliates that may cause them to pursue business strategies that disproportionately benefit our Sponsor or its affiliates or which otherwise are not in the best interests of us or our unitholders. As a result of these relationships, conflicts of interest may arise between us and our unaffiliated limited partners on the one hand, and our Sponsor and its affiliates, including our General Partner, on the other hand. The resolution of these conflicts may not be in the best interest of us or our unitholders. We, our officers and directors and our General Partner will not owe any fiduciary duties to holders of the Series A Preferred Units other than a contractual duty of good faith and fair dealing pursuant to the Partnership Agreement. Please see “Item 7.—B. Major Unitholders and Related Party Transactions—Related Party Transactions—Conflicts of Interest and Fiduciary Duties” of our Annual Report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference herein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material United States federal income tax considerations that may be relevant to prospective holders of the Series A Preferred Units and, unless otherwise noted in the following discussion, is the opinion of Seward & Kissel LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.

The following discussion applies only to beneficial owners of the Series A Preferred Units that own the Series A Preferred Units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who own 10% or more of the Series A Preferred Units (directly, indirectly or constructively), persons who will hold the Series A Preferred Units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, or persons that have a functional currency other than the United States dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for United States federal income tax purposes holds the Series A Preferred Units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Series A Preferred Units, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of the Series A Preferred Units.

No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective holders of the Series A Preferred Units. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

This discussion does not contain information regarding any United States state or local, estate, gift or alternative minimum tax, or unearned income Medicare contribution tax considerations concerning the ownership or disposition of the Series A Preferred Units. This discussion does not comment on all aspects of United States federal income taxation that may be important to particular holders of the Series A Preferred Units in light of their individual circumstances, and each prospective holder of the Series A Preferred Units is urged to consult its own tax advisor regarding the United States federal, state, local and other tax consequences of the ownership or disposition of the Series A Preferred Units.

Election to be Treated as a Corporation

We have elected to be treated as a corporation for United States federal income tax purposes. As a result, we will be subject to United States federal income tax to the extent we earn income from U.S.-sources or income that is treated as effectively connected with the conduct of a trade or business in the United States unless such income is exempt from tax under an applicable tax treaty or Section 883 of the Code. In addition, among other things, U.S. Holders (as defined below) will not directly be subject to United States federal income tax on our income, but rather will be subject to United States federal income tax on distributions received from us and dispositions of the Series A Preferred Units as described below.

United States Federal Income Taxation of Our Company

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint venture, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:

•	we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

Either

•	more than 50% of the value of our units is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

•	our units are “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, grants an “equivalent exemption” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S.-source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test. It will be difficult for us to satisfy the 50% Ownership Test due to the widely-held ownership of our units. Our ability to satisfy the Publicly-Traded Test is discussed below.

The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common units are “primarily traded” on the NYSE under the ticker symbol “DLNG.”

Under the regulations, our units will be considered to be “regularly traded” on an established securities market if one or more classes of our units representing more than 50% or more of our outstanding units, by total combined voting power of all classes of units entitled to vote and total value, is listed on the market which we refer to as the listing threshold. Since our common units, which represent more than 50% of our outstanding units, are listed on the NYSE, we expect to satisfy the listing requirement.

It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or  1⁄6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the foregoing trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our units, such class of stock is traded on an established market in the United States (such as the NYSE) and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the regulations provide, in pertinent part, our common units will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the total voting power and total value of our outstanding common units are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the total voting power and total value of our common units, which we refer to as the “5 Percent Override Rule.”

For purposes of being able to determine the persons who own 5% or more of our common units, or “5% Unitholders,” the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the Commission to identify persons who have a 5% or more beneficial interest in our units. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Unitholder for such purposes.

We do not believe that we are currently subject to the 5 Percent Override Rule. However, there is no assurance that we will continue to qualify for exemption under Section 883. For example, we could be subject to the 5% Override Rule if our 5% Unitholders were to own 50% or more of the common units. It is noted that holders of our common units are limited to owning 4.9% of the voting power of such common units. Assuming that such limitation is treated as effective for purposes of determining voting power under Section 883, then we would not have any 5% Unitholders to own 50% or more of our common units. If contrary to these expectations, our 5% Unitholders were to own 50% or more of the common units, then we would be subject to the 5% Override Rule unless it could establish that, among the common units owned by the 5% Unitholders, sufficient common units were owned by qualified unitholders to preclude non-qualified unitholders from owning 50 percent or more of the total value of our common units for more than half the number of days during the taxable year. These requirements are onerous and there is no assurance that we will be able to satisfy them.

Taxation In Absence of Exemption

To the extent the benefits of Section 883 are unavailable, our U.S.-source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its United States trade or business.

Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•	substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a United States trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of the Series A Preferred Units that owns (actually or constructively) less than 10% of our equity and that is:

•	an individual citizen or resident of the United States (as determined for United States federal income tax purposes),

•	a corporation (or other entity that is classified as a corporation for United States federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

Distributions

Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to the Series A Preferred Units generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its Series A Preferred Units and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a United States corporation. Dividends received with respect to the Series A Preferred Units generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for United States federal income tax purposes.

Dividends received with respect to the Series A Preferred Units by a U.S. Holder that is an individual, trust or estate (or a U.S. Individual Holder) generally will be treated as “qualified dividend income” that is taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) the Series A Preferred Units are readily tradable on an established securities market in the United States (such as the NYSE, on which we anticipate that the Series A Preferred Units will be traded following this offering); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “—PFIC Status and Significant Tax Consequences”); (iii) the U.S. Individual Holder has owned the Series A Preferred Units for more than 60 days during the 121-day period beginning 60 days before the date on which the Series A Preferred Units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such Series A Preferred Units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on the Series A Preferred Units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on the Series A Preferred Units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any amounts received in respect of the Series A Preferred Units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a Series A Preferred Unit that is equal to or in excess of 10% of the holder’s adjusted tax basis (or fair market value upon such holder’s election) in such Series A Preferred Unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20% of the holder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on the Series A Preferred Units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such Series A Preferred Units will be treated as long-term capital loss to the extent of the amount of such dividend.

Sale, Exchange or Other Disposition of the Series A Preferred Units

Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of the Series A Preferred Units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such Series A Preferred Units. The U.S. Holder’s initial tax basis in its Series A Preferred Units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under “Distributions” and “Ratio of Dividend Income to Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S.-source income or loss, as applicable, for United States foreign tax credit purposes.

PFIC Status and Significant Tax Consequences

Adverse United States federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-United States corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our units, either:

•	at least 75% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current and projected methods of operation, and an opinion of our United States counsel, we do not believe that we are, nor do we expect to become, a PFIC with respect to any taxable year. We have received an opinion of our United States counsel, Seward & Kissel LLP, in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our United States counsel that we expect that more than 25% of our gross income for our current taxable year and each future year will arise from such time-chartering activities on other income which does not constitute passive income, and more than 50% of the average value of our assets for each such year will be held for the production of such nonpassive income. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our United States counsel for purposes of their opinion, our United States counsel is of the opinion that we should not be a PFIC for our current taxable year or any future year.

We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority concluding that income derived from time charters should be treated as rental income rather than services income for other tax purposes. Therefore, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, our United States counsel has advised us that the conclusions reached are not free from doubt, and the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to the Series A Preferred Units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns the Series A Preferred Units during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for United States federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the Series A Preferred Units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in the Series A Preferred Units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of the Series A Preferred Units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its United States federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

If we were to be treated as a PFIC for any taxable year and, as we anticipate, our units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to the Series A Preferred Units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s Series A Preferred Units at the end of the taxable year over the holder’s adjusted tax basis in the Series A Preferred Units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the Series A Preferred Units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its Series A Preferred Units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of the Series A Preferred Units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the Series A Preferred Units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a “mark-to-market” election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the Series A Preferred Units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the Series A Preferred Units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the Series A Preferred Units;

•	the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

United States Federal Income Taxation of Non-U.S. Holders

A beneficial owner of the Series A Preferred Units (other than a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holding the Series A Preferred Units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of the Series A Preferred Units.

Distributions

Distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, our distributions will be subject to United States federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s United States trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder.

Disposition of Units

In general, a Non-U.S. Holder is not subject to United States federal income tax or withholding tax on any gain resulting from the disposition of the Series A Preferred Units provided the Non-U.S. Holder is not engaged in a United States trade or business. A Non-U.S. Holder that is engaged in a United States trade or business will be subject to United States federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such United States trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a United States trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of the Series A Preferred Units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of the Series A Preferred Units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a holder of the Series A Preferred Units generally may obtain a credit for any amount withheld against its liability for United States federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a United States federal income tax return with the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, the Series A Preferred Units, unless the shares held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of United States federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.

NON-UNITED STATES TAX CONSIDERATIONS

Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.

Marshall Islands Tax Consequences

The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a holder of the Series A Preferred Units. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of the Series A Preferred Units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of the Series A Preferred Units.

EACH PROSPECTIVE HOLDER OF THE SERIES A PREFERRED UNITS IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated and DNB Markets, Inc. are acting as joint-book running managers in this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series A Preferred Units set forth opposite the underwriter’s name.

Underwriter	Number of Series A Preferred Units
Morgan Stanley & Co. LLC	1,500,000
Credit Suisse Securities (USA) LLC	750,000
Stifel, Nicolaus & Company, Incorporated	375,000
DNB Markets, Inc.	375,000

Total	3,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series A Preferred Units sold under the underwriting agreement if any of the Series A Preferred Units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have an option to buy up to 450,000 additional Series A Preferred Units from us solely to cover over-allotments. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any units are purchased with this option, the underwriters will purchase units in approximately the same proportion as shown in the table above. If any additional Series A Preferred Units are purchased, the underwriters will offer the additional units on the same terms on which the units are being offered.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series A Preferred Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series A Preferred Units, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters propose initially to offer the Series A Preferred Units to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.50 per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per unit to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Unit	Total(1)
Public Offering Price	$25.0000	$75,000,000
Underwriting Discount	$0.7875	$2,362,500
Proceeds to us (before expenses)	$24.2125	$72,637,500

(1)	We have granted the underwriters an option for a period of 30 days to purchase up to an additional 450,000 Series A Preferred Units. If the underwriters exercise the option in full, the total underwriting discount will be $2,716,875, and total proceeds to us before expenses will be $83,533,125.

The expenses of this offering, not including the underwriting discount, are estimated at $359,022.25 and are payable by us.

No Sales of Similar Securities

We have agreed that, for a period of 30 days after the date of this prospectus and subject to certain exceptions, we will not, without the prior written consent of the underwriters, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Series A Preferred Units or any securities that are substantially similar to the Series A Preferred Units, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

NYSE Listing

The Series A Preferred Units are a new issue of securities with no established trading market. We intend to apply to list the Series A Preferred Units on the NYSE under the symbol “DLNGPRA.” If the application is approved, trading of the Series A Preferred Units on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series A Preferred Units. The underwriters have advised us that they intend to make a market in the Series A Preferred Units before commencement of trading on the NYSE. They will have no obligation to make a market in the Series A Preferred Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE for the Series A Preferred Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Series A Preferred Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Series A Preferred Units at the time and price desired will be limited.

Price Stabilization, Short Positions

Until the distribution of the Series A Preferred Units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing Series A Preferred Units. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series A Preferred Units, such as bids or purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell Series A Preferred Units in the open market. These transactions may include stabilizing transactions, short sales and purchases on the open market to cover positions created by short sales. Stabilizing transactions consist of various activities such as purchases of Series A Preferred Units made by the underwriters in the open market prior to the completion of the offering. Short sales involve the sale by the underwriters of a greater number of Series A Preferred Units than they are required to purchase in this offering. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional Series A Preferred Units, in whole or in part, or by purchasing our Series A Preferred Units in the open market. In making this determination, the underwriters will consider, among other things, the price of our Series A Preferred Units available for purchase in the open market compared to the price at which the underwriters may purchase our Series A Preferred Units through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Units in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase our Series A Preferred Units in the open market to cover the position.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the Series A Preferred Units or preventing or retarding a decline in the market price of Series A Preferred Units. As a result, the price of the Series A Preferred Units may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Series A Preferred Units. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Extended Settlement

We expect that delivery of the Series A Preferred Units will be made to investors on July 20, 2015, which will be the fifth business day following the date of pricing of the Series A Preferred Units (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Series A Preferred Units on the initial pricing date of the Series A Preferred Units or the succeeding business day will be required, by virtue of the fact that the Series A Preferred Units initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their advisors.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and to persons and entities with relationships with us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and to persons and entities with relationships to us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, an affiliate of Credit Suisse Securities (USA) LLC acts as lender under our senior secured revolving credit facility. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Marshall Islands as a limited partnership. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

All of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, can accept service of process on our behalf in any such action.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS

Certain legal matters with respect to United States Federal and Marshall Islands law in connection with this offering will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Certain legal matters with respect to this offering will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Dynagas LNG Partners LP appearing in its Annual Report on Form 20-F for the year ended December 31, 2014 have been audited by Ernst Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is Chimarras 8B, 15125, Maroussi, Greece and it is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.dynagaspartners.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Statements in this prospectus or any applicable prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents that are filed as exhibits to this registration statement for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s website.

Information Incorporated by Reference

We disclose important information to you by referring you to documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on March 10, 2015, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed, and our Report on Form 6-K, filed with the Commission on May 19, 2015, containing management’s discussion and analysis of financial condition and results of operations and our interim unaudited consolidated financial statements for the three months ended March 31, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Dynagas LNG Partners LP

23, Rue Basse

98000 Monaco

+377 99996430 (telephone number)

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the main estimated costs and expenses, other than the underwriting discounts and commissions, in connection with this offering, which we will be required to pay.*

U.S. Securities and Exchange Commission registration fee	$10,022.25
Legal fees and expenses	150,000.00
Transfer Agent Fees	4,000.00
Accounting fees and expenses	45,000.00
Printing and engraving costs	35,000.00
Advisory and other miscellaneous	115,000.00

Total	$359,022.25

*	All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee of $58,100 covering all the securities being offered under the registration statement on Form F-3 (File No 333-200659) filed with the Commission with an effective date of January 15, 2015, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

PROSPECTUS

$500,000,000

Common Units, Preferred Units, Subordinated Units,

Warrants and Debt Securities

Dynagas LNG Partners LP

We may from time to time, in one or more offerings, offer and sell common units, preferred units and subordinated units representing limited partner interests, and warrants and debt securities described in this prospectus. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus.

Our common units are traded on The Nasdaq Global Market, under the symbol “DLNG.” We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered. We have commenced the process to voluntarily transfer the listing of our common units to the New York Stock Exchange, or the NYSE, from The Nasdaq Global Market. We expect our common units to cease trading on The Nasdaq Global Market effective at the close of business on December 29, 2014, and to commence trading on the NYSE on December 30, 2014, when the market opens. We will retain our current ticker symbol “DLNG” when trading begins on the NYSE.

Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 10 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2014.

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $500,000,000 in total aggregate offering price of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of Dynagas LNG Partners LP and the securities that are registered hereunder that may be offered by us. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement; you should rely on the information in the prospectus supplement.

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

Unless the context otherwise requires, references in this prospectus to “Dynagas LNG Partners LP,” “Dynagas LNG Partners,” the “Partnership,” “we,” “our,” “us” or similar terms refer to Dynagas LNG Partners LP, a Marshall Islands limited partnership and its subsidiaries. References in this prospectus to “our General Partner” refer to Dynagas GP LLC, the general partner of the Partnership.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s web site on the Internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY, 10005, or on our website at http://www.dynagaspartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (or the Exchange Act), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at www.dynagaspartners.com, and we will make our annual reports on Form 20-F and our periodic reports submitted to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports are electronically submitted to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on March 25, 2014, as amended on April 17, 2014, or our 2013 Annual Report;

•	all subsequent annual reports on Form 20-F filed prior to the termination of this offering;

•	all subsequent current reports on Form 6-K furnished prior to the termination of this offering that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part;

•	our report on Form 6-K, filed with the SEC on December 1, 2014, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements of the Partnership as of and for the six months ended June 30, 2014 and 2013;

•	our report on Form 6-K, filed with the SEC on December 1, 2014, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements of the Partnership as of and for the nine months ended September 30, 2014 and 2013; and

•	the description of our common units contained in our Registration Statement on Form 8-A filed on November 8, 2013, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our Internet website at http://www.dynagaspartners.com, or by writing or calling us at the following address:

Dynagas LNG Partners LP

Attention: Investor Relations

97 Poseidonos Avenue & 2 Foivis Street

Glyfada, 16674, Greece

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	LNG market trends, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of LNG carriers;

•	our anticipated growth strategies;

•	the effect of the worldwide economic slowdown;

•	turmoil in the global financial markets;

•	fluctuations in currencies and interest rates;

•	general market conditions, including fluctuations in charter hire rates and vessel values;

•	changes in our operating expenses, including drydocking and insurance costs and bunker prices;

•	forecasts of our ability to make cash distributions on our common units or any increases in our cash distributions;

•	our future financial condition or results of operations and our future revenues and expenses;

•	the repayment of debt and settling of interest rate swaps (if any);

•	our ability to make additional borrowings and to access debt and equity markets;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	our ability to maintain long-term relationships with major LNG traders;

•	our ability to leverage our Sponsor’s relationships and reputation in the shipping industry;

•	our ability to realize the expected benefits from acquisitions;

•	our ability to purchase vessels from our Sponsor in the future, including the Optional Vessels;

•	our continued ability to enter into long-term time charters;

•	our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charters;

•	future purchase prices of newbuildings and secondhand vessels and timely deliveries of such vessels;

•	our ability to compete successfully for future chartering and newbuilding opportunities;

•	acceptance of a vessel by its charterer;

•	termination dates and extensions of charters;

•	the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•	availability of skilled labor, vessel crews and management;

•	our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the administrative services agreement with our Manager;

•	the anticipated taxation of our partnership and distributions to our unitholders;

•	estimated future maintenance and replacement capital expenditures;

•	our ability to retain key employees;

•	customers’ increasing emphasis on environmental and safety concerns;

•	potential liability from any pending or future litigation;

•	potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•	future sales of our common units in the public market;

•	our business strategy and other plans and objectives for future operations; and

•	other factors detailed in this prospectus and from time to time in our periodic reports.

These and other forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and those risks discussed in other reports we file with the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in “Risk Factors.” We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ABOUT DYNAGAS LNG PARTNERS LP

Unless otherwise indicated, references to “Dynagas LNG Partners,” the “Partnership,” “we,” “our” and “us” or similar terms refer to Dynagas LNG Partners LP and its wholly-owned subsidiaries, including Dynagas Operating LP. Dynagas Operating LP owns, directly or indirectly, a 100% interest in the entities that own the LNG carriers Clean Energy, Ob River and Clean Force, our “Initial Fleet.” In addition, Dynagas Operating LP owns 100% of the entities that own the LNG carriers Arctic Aurora and Yenisei River, which together with the Initial Fleet comprise the vessels that we refer to as our “Fleet”. References in this prospectus to “our General Partner” refer to Dynagas GP LLC, the general partner of Dynagas LNG Partners LP. References in this prospectus to our “Sponsor” are to Dynagas Holding Ltd. and its subsidiaries other than us or our subsidiaries and references to our “Manager” refer to Dynagas Ltd., which is wholly owned by the chairman of our Board of Directors, Mr. George Prokopiou. References in this prospectus to the “Prokopiou Family” are to our Chairman, Mr. George Prokopiou, and members of his family.

All references in this prospectus to us for periods prior to our initial public offering, or IPO, on November 18, 2013 refer to our predecessor companies and their subsidiaries, which are former subsidiaries of our Sponsor that have interests in the vessels in our Initial Fleet.

All references in this prospectus to “BG Group,” “Gazprom” and “Statoil” refer to BG Group Plc, Gazprom Global LNG Limited, and Statoil ASA, respectively, and certain of their respective subsidiaries that are our customers. Unless otherwise indicated, all references to “U.S. dollars,” “dollars” and “$” in this prospectus are to the lawful currency of the United States. We use the term “LNG” to refer to liquefied natural gas, and we use the term “cbm” to refer to cubic meters in describing the carrying capacity of our vessels.

Overview

We are a growth-oriented limited partnership focused on owning and operating LNG carriers. Our vessels are employed on multi-year time charters, which we define as charters of two years or more, with international energy companies such as BG Group, Gazprom and Statoil, providing us with the benefits of stable cash flows and high utilization rates. We intend to leverage the reputation, expertise, and relationships of our Sponsor and Dynagas Ltd., our Manager, in maintaining cost-efficient operations and providing reliable seaborne transportation services to our customers. In addition, we intend to make further vessel acquisitions from our Sponsor or from third parties. There is no guarantee that we will grow the size of our Fleet or the per unit distributions that we intend to pay or that we will be able to make further vessel acquisitions from our Sponsor or third parties.

Our Fleet

We currently own and operate a fleet of five LNG carriers, consisting of the three LNG carriers in our Initial Fleet and two 2013-built Ice Class LNG carriers that we acquired from our Sponsor in June and September 2014, the Arctic Aurora and the Yenisei River, which we refer to collectively as our “Fleet.” The vessels in our Fleet are employed under multi-year charters with BG Group, Gazprom and Statoil with an average remaining charter term of approximately 5.2 years, as of December 22, 2014. Of these vessels, the Clean Force, the Ob River, the Arctic Aurora and the Yenisei River have been assigned with Lloyds Register Ice Class notation 1A FS, or Ice Class, designation for hull and machinery and are fully winterized, which means that they are designed to call at ice-bound and harsh environment terminals and to withstand temperatures up to minus 30 degrees Celsius. According to Drewry Consultants Ltd., or Drewry, only six LNG carriers, representing 1.6% of the LNG vessels in the global LNG fleet, have an Ice Class designation or equivalent rating. Moreover, we are the only company in the world that is currently transiting the Northern Sea Route, which is a shipping lane from the Atlantic Ocean to the Pacific Ocean entirely in Arctic waters, with LNG carriers. In addition, we believe that each of the vessels in our Fleet is optimally sized with a carrying capacity of between approximately 150,000 and 155,000 cbm, which allows us to maximize operational flexibility as such medium-to-large size LNG vessels are compatible with most existing LNG terminals around the world. We believe that these specifications enhance our trading capabilities and future employment opportunities because they provide greater diversity in the trading routes available to our charterers.

The following table sets forth additional information about our Fleet as of December 22, 2014:

Vessel Name	Shipyard	Year Built	Capacity (cbm)	Ice Class	Flag State	Charterer	Charter Commencement Date	Earliest Charter Expiration	Latest Charter Expiration Including Non-Exercised Options
Clean Energy	HHI	2007	149,700	No	Marshall Islands	BG Group	February 2012	April 2017	August 2020(1)

Ob River	HHI	2007	149,700	Yes	Marshall Islands	Gazprom	September 2012	September 2017	May 2018(2)

Clean Force	HHI	2008	149,700	Yes	Marshall Islands	BG Group Gazprom	October 2010 Expected July 2015	June 2015 June 2028	July 2015(3) August 2028(4)

Arctic Aurora	HHI	2013	155,000	Yes	Malta	Statoil	August 2013	July 2018	Renewal Options(5)

Yenisei River	HHI	2013	155,000	Yes	Marshall Islands	Gazprom	July 2013	July 2018	August 2018

*	As used in this prospectus, “HHI” refers to Hyundai Heavy Industries Co. Ltd., the shipyard where the ships in our Fleet were built.
(1)	BG Group has the option to extend the duration of the charter for an additional three-year term until August 2020 at an escalated daily rate, upon notice to us before January 2016.
(2)	Gazprom has the option to extend the duration of the charter until May 2018 on identical terms, upon notice to us before March 2017.
(3)	On January 2, 2013, BG Group exercised its option to extend the duration of the charter by an additional three-year term at an escalated daily rate, commencing on October 5, 2013.
(4)	In anticipation of entering a new contract, we agreed with BG Group, at no cost to us, to amend the expiration date of the existing charter, which changed the vessel redelivery date from the third quarter of 2016 to end of the second quarter of 2015 or beginning of the third quarter of 2015. On April 17, 2014, we entered into a new 13-year time-charter contract with Gazprom. The new Gazprom charter is expected to commence in July 2015 shortly after the early expiration of the current charter with BG Group at a rate in excess of the current time charter rate under the BG Group charter.
(5)	Statoil may renew its charter for consecutive additional one-year periods each year following the initial five year period.

The Optional Vessels

In connection with the closing of our IPO, we entered into an Omnibus Agreement with our Sponsor and our General Partner that initially provided us with the right to purchase up to seven LNG carrier vessels from our Sponsor within 24 months of their delivery to our Sponsor at a purchase price to be determined pursuant to the terms and conditions of that agreement, two of which have been acquired from our Sponsor in June and September 2014 and with five remaining LNG carriers, which we refer to as the Optional Vessels.

The Optional Vessels consist of five fully winterized newbuilding LNG carriers, two of which have been contracted to operate under multi-year charters with Gazprom and Cheniere. Each of the five newbuilds has or is expected to have upon their delivery the Ice Class designation, or its equivalent, for hull and machinery. One of these vessels was delivered to our Sponsor in October 2013, two were delivered to our Sponsor in June and August 2014, and the remaining two vessels are scheduled to be delivered to our Sponsor in 2015. The vessel delivered in 2013 is a sister-vessel to the Yenisei River, a vessel we recently acquired from our Sponsor, with a carrying capacity of 155,000 cbm, and the four other vessels, including the vessels that were delivered in June and August 2014, are sister-vessels, each with a carrying capacity of 162,000 cbm. In the event we acquire the Optional Vessels in the future, we believe the staggered delivery dates of these newbuilding LNG carriers will facilitate a smooth integration of the vessels into our Fleet, contributing to our annual fleet growth through 2017.

The Optional Vessels are compatible with a wide range of LNG terminals, providing charterers with the flexibility to trade the vessels worldwide. Each vessel is equipped with a membrane containment system. The compact and efficient utilization of the hull structure reduces the required principal dimensions of the vessel compared to earlier LNG designs and results in higher fuel efficiency and smaller quantities of LNG required for cooling down vessels’ tanks. In addition, the Optional Vessels will be equipped with a tri-fuel diesel electric propulsion system, which is expected to reduce both fuel costs and emissions.

The following table provides certain information about the Optional Vessels as of December 22, 2014.

Vessel Name / Hull Number	Shipyard	Delivery Date / Expected Delivery Date	Capacity Cbm	Ice Class	Sister Vessels	Charter Commencement	Charterer	Earliest Charter Expiration	Latest Charter Expiration
Lena River(1)	HHI	Q4-2013	155,000	Yes	(2)	Q4 2013	Gazprom	Q4 2018	Q4 2018
Clean Ocean(1)	HHI	Q2-2014	162,000	Yes	(3)	Q2 2015	Cheniere	Q2 2020	Q3 2022
Clean Planet(1)	HHI	Q3-2014	162,000	Yes	(3)
Hull 2566	HHI	Q1-2015	162,000	Yes	(3)
Hull 2567	HHI	Q2-2015	162,000	Yes	(3)

(1)	In October 2013, our Sponsor took delivery of the Lena River, which was subsequently delivered to its charterer. In June and August 2014, our Sponsor took delivery of the Clean Ocean and the Clean Planet, respectively.
(2)	This vessel is a sister-vessel to the Yenisei River and the Arctic Aurora.
(3)	Each of the Clean Ocean, Clean Planet, Hull 2566 and Hull 2567 are sister-vessels.

Rights to Purchase Optional Vessels

We have the right to purchase the Optional Vessels from our Sponsor at a purchase price to be determined pursuant to the terms and conditions of the Omnibus Agreement. These purchase rights expire 24 months following the respective delivery of each Optional Vessel from the shipyard. If we are unable to agree with our Sponsor on the purchase price of any of the Optional Vessels, the respective purchase price will be determined by an independent appraiser, such as an investment banking firm, broker or firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged, and we will have the right, but not the obligation, to purchase each vessel at such price. The independent appraiser will be mutually appointed by our Sponsor and a committee comprised of certain of our independent directors, or the conflicts committee.

The purchase price of the Optional Vessels, as finally determined by an independent appraiser, may be an amount that is greater than what we are able or willing to pay or we may be unwilling to proceed to purchase such vessel if such acquisition would not be in our best interests. We will not be obligated to purchase the Optional Vessels at the determined price, and, accordingly, we may not complete the purchase of such vessels, which may have an adverse effect on our expected plans for growth. In addition, our ability to purchase the Optional Vessels, should we exercise our right to purchase such vessels, is dependent on our ability to obtain additional financing to fund all or a portion of the acquisition costs of these vessels.

In June and September 2014, we acquired two Optional Vessels from our Sponsor, the Arctic Aurora and the Yenisei River. As of the date of this prospectus, we have not secured any financing in connection with the potential acquisition of the remaining Optional Vessels.

Our Sponsor has entered into loan agreements in connection with the five Optional Vessels. In the event we acquire the Optional Vessels in the future, we may enter into agreements with our Sponsor to novate these loan agreements to us. Any such novation would be subject to each respective lender’s consent. If our Sponsor fails to perform its obligations under its loan agreements, our business and expected plans for growth may be materially affected.”

Company Information

The address of our principal executive offices is 97 Poseidonos Avenue & 2 Foivis Street, Glyfada, 16674 Greece. Our telephone number at that address is 011 30 210 8917 960. We maintain a website at www.dynagaspartners.com. Information contained on our website does not constitute part of this prospectus.

We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands, Republic of Malta, Republic of Liberia and the Island of Nevis.

Recent and Other Developments

Quarterly Cash Distribution: On October 22, 2014, the Partnership announced that its Board of Directors (the “Board”) declared a quarterly cash distribution for the third quarter of 2014 of $0.39 per unit, representing a 6.8% increase over the Partnership’s minimum quarterly distribution of $0.365 per unit, established at the time of the Partnership’s IPO and reflected in the Partnership’s partnership agreement, and reflects the contribution to operating results for a full quarter of the 2013 built LNG carrier Arctic Aurora. This cash distribution was paid on November 12, 2014, to all unitholders of record as of November 5, 2014. As of December 22, 2014, the Partnership had 20,505,000 common units, 14,985,000 subordinated units and 35,526 General Partner units issued and outstanding.

We have commenced the process to voluntarily transfer the listing of our common units to the NYSE from The Nasdaq Global Market. We expect our common units to cease trading on The Nasdaq Global Market effective at the close of business on December 29, 2014, and to commence trading on the NYSE on December 30, 2014, when the market opens. We will retain our current ticker symbol “DLNG” when trading begins on the NYSE.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in “Item 3—Key Information—Risk Factors” in our 2013 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel or other acquisitions or for general corporate purposes or combination thereof.

CAPITALIZATION

Each prospectus supplement will include information relating to our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of our consolidated earnings to our consolidated fixed charges for the periods indicated.(1)

	Nine months ended September 30,		Year ended December 31,
(dollars in thousands)	2014	2013	2012	2011
Earnings:
Income from continuing operations before taxes	$35,241	$45,620	$29,836	$18,820
Add:
Fixed charges	7,143	9,298	9,141	3,894
Depreciation of capitalized interest	272	349	350	349
Total Earnings	$42,656	$55,267	$39,327	$23,063
Fixed Charges:
Interest charges, whether expensed or capitalized	$6,749	$8,248	$8,551	$3,794
Amortization and write-off of deferred finance fees	394	1,050	590	100
Total Fixed Charges	$7,143	$9,298	$9,141	$3,894
Ratio of earnings to fixed charges	5.97	5.94	4.30	5.92	x

(1)	We have not issued any preferred stock as of the date of this prospectus. Accordingly, the ratio of earnings to consolidated fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges.

PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

As of December 22, 2014, there were 20,505,000 common units outstanding, of which 610,000 are held by our Sponsor and 19,895,000 are held by the public. Our common units commenced trading on the Nasdaq Global Market under the symbol “DLNG” on November 13, 2013. We have commenced the process to voluntarily transfer the listing of our common units to the NYSE from The Nasdaq Global Market. We expect our common units to cease trading on The Nasdaq Global Market effective at the close of business on December 29, 2014, and to commence trading on the NYSE on December 30, 2014, when the market opens. We will retain our current ticker symbol “DLNG” when trading begins on the NYSE.

The following table sets forth, for the periods indicated, the high and low sales prices for our common units, as reported on the Nasdaq Global Market, and quarterly cash distributions declared per common unit. The last reported sale price of our common units on the Nasdaq Global Market on December 22, 2014 was $17.07 per unit.

	High	Low	Cash Distributions per common unit(1)
Year ended December 31, 2013	$23.79	$16.75
Quarter ended December 31, 2013(2)	$23.79	$16.75	$0.1746
Quarter ended March 31, 2014	$22.77	$20.71	$0.365
Quarter ended June 30, 2014	$25.50	$20.85	$0.365
Quarter ended September 30, 2014	$25.13	$22.33	$0.39
Month ended June 2014	$25.50	$22.50
Month ended July 2014	$25.13	$22.52
Month ended August 2014	$24.55	$22.33
Month ended September 2014	$24.50	$22.71
Month ended October 2014	$23.43	$17.34
Month ended November 2014	$22.04	$17.70
Month ended December 2014(3)	$19.50	$13.66

(1)	Represents cash distributions attributable to the quarter.
(2)	For the period from November 13, 2013 through and including December 31, 2013.
(3)	For the period from December 1, 2014 through and including December 22, 2014.

DESCRIPTION OF THE COMMON UNITS

The common units and the subordinated units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our Partnership Agreement. For a description of the relative rights and privileges of holders of common units and subordinated units in and to partnership distributions, see this section and “Our Cash Distribution Policy and Restrictions on Distributions.” For a description of the rights and privileges of limited partners under our Partnership Agreement, including voting rights, see “The Partnership Agreement.”

Number of Common Units

As of December 22, 2014, there were 20,505,000 common units issued and outstanding, of which 19,895,000 are held by the public and 610,000 are held by our Sponsor, which owns our General Partner. We also have 14,985,000 subordinated units issued and outstanding, for which there is no established public trading market, all of which are held by our Sponsor. The common units and the subordinated units represent an aggregate 99.9% limited partner interest and the General Partner interest represents a 0.1% General Partner interest in us.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is our registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Transfer of Common Units

By transfer of common units in accordance with our Partnership Agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our Partnership Agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our Partnership Agreement; and

•	gives the consents and approvals contained in our Partnership Agreement, such as the approval of all transactions and agreements we are entering into in connection with our formation and this offering.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our General Partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Please see “Our Cash Distribution Policy and Restrictions on Distributions” for descriptions of the General Partner Interest and the Incentive Distribution Rights.

Voting Rights

The following is a summary of the unitholder vote required for the approval of the matters specified below. Matters that require the approval of a “unit majority” require:

•	during the subordination period, the approval of a majority of the common units, excluding those common units held by our General Partner and its affiliates, voting as a class; and a majority of the subordinated units voting as a single class; and

•	after the subordination period, the approval of a majority of the common units voting as a single class.

In voting their common units and subordinated units our General Partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Each outstanding common unit is entitled to one vote on matters subject to a vote of common unitholders. However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time, any person or group owns beneficially more than 4.9% of any class of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes (except for purposes of nominating a person for election to our board), determining the presence of a quorum or for other similar purposes under our Partnership Agreement, unless otherwise required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors.

We will hold a meeting of the limited partners every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Our General Partner has the right to appoint two of the five members of our Board of Directors with the remaining three directors being elected by our common unitholders as of our 2014 annual meeting of unitholders. Subordinated units will not be voted in the election of the three directors elected by our common unitholders.

Action	Unitholder Approval Required and Voting Rights
Issuance of additional units	No approval rights; Board of Directors approval required for all issuances, which may have a material adverse impact on the General Partner or its interest in our partnership.

Amendment of the Partnership Agreement	Certain amendments may be made by our Board of Directors without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See “—Amendment of the Partnership Agreement.”

Action	Unitholder Approval Required and Voting Rights
Merger of our partnership or the sale of all or substantially all of our assets	Unit majority and approval of our General Partner and our Board of Directors. See “—Merger, Sale, Conversion or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority and approval of our General Partner and our Board of Directors. See “—Termination and Dissolution.”

Reconstitution of our partnership upon dissolution	Unit majority. See “—Termination and Dissolution.”

Election of three of the five members of our Board of Directors	A plurality of the votes of the holders of the common units.

Withdrawal of our General Partner	Under most circumstances, the approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required for the withdrawal of our General Partner prior to December 31, 2023 in a manner which would cause a dissolution of our partnership. See “—Withdrawal or Removal of our General Partner.”

Removal of our General Partner	Not less than 66 2/3% of the outstanding units, including units held by our General Partner and its affiliates, voting together as a single class. See “—Withdrawal or Removal of our General Partner.”

Transfer of our General Partner interest in us	Our General Partner may transfer all, but not less than all, of its General Partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required in other circumstances for a transfer of the General Partner interest to a third party prior to December 31, 2023. See “—Transfer of General Partner Interest” below.

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of the General Partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to such person, the approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, voting separately as a class, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to December 31, 2016. See “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our General Partner	No approval required at any time. See “—Transfer of Ownership Interests in General Partner.”

Issuance of Additional Securities

The Partnership Agreement authorizes us to issue an unlimited amount of additional partnership interests and rights to buy partnership interests for the consideration and on the terms and conditions determined by our Board of Directors without the approval of the unitholders. However, our General Partner will be required to approve all issuances of additional partnership interests, which may have a material adverse impact on the General Partner or its interest in us.

We intend to fund acquisitions through borrowings and the issuance of additional common units or other equity securities and the issuance of debt securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Marshall Islands law and the provisions of our Partnership Agreement, we may also issue additional partnership interests that, as determined by our Board of Directors, have special voting rights to which the common units are not entitled.

Upon issuance of additional partnership interests (other than the issuance of common units upon exercise of the underwriters’ option to purchase additional common units, the issuance of common units in connection with a reset of the incentive distribution target levels or the issuance of partnership interests upon conversion of outstanding partnership interests), our General Partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 0.1% General Partner interest in us. Our General Partner’s interest in us will thus be reduced if we issue additional partnership interests in the future and our General Partner does not elect to maintain its 0.1% General Partner interest in us. Our General Partner and its affiliates will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our General Partner and its affiliates, to the extent necessary to maintain its and its affiliates’ percentage interest, including its interest represented by common units and subordinated units, that existed immediately prior to each issuance. Other holders of common units will not have similar preemptive rights to acquire additional common units or other partnership interests.

Limited Call Right

If at any time our General Partner and its affiliates hold more than 80% of the then-issued and outstanding partnership interests of any class, our General Partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership interests of the class held by unaffiliated persons as of a record date to be selected by the General Partner, on at least 10 but not more than 60 days’ notice equal to the greater of (x) the average of the daily closing prices of the partnership interests of such class over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by our General Partner or any of its affiliates for partnership interests of such class during the 90-day period preceding the date such notice is first mailed. Our General Partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon the exercise of this limited call right and has no fiduciary duty in determining whether to exercise this limited call right.

As a result of the General Partner’s right to purchase outstanding partnership interests, a holder of partnership interests may have the holder’s partnership interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of common units in the market. See “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Sale, Exchange or Other Disposition of Common Units” and “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders—Disposition of Units.”

As of the date of this prospectus, our Sponsor owns 3.0% of our common units. At the end of the subordination period, assuming no additional issuances of common units and conversion of all of our subordinated units into common units, our Sponsor would own 43.9% of our common units.

DESRIPTION OF PREFERRED UNITS

The preferred units will be a separate class of limited partner interest. The rights of holders of preferred units to participate in distributions to partners will differ from, and may be senior to, the rights of the holders of common units. The prospectus supplement relating to the preferred units offered will state the number of units offered, the initial offering price and the market price, the terms of the preference, any ways in which the preferred units will differ from common units, distribution information and any other relevant information.

DESCRIPTION OF SUBORDINATED UNITS

The subordinated units will be a separate class of limited partner interest. The rights of holders of subordinated units to participate in distributions to partners will differ from, and may be subordinated to, the rights of the holders of common units. The prospectus supplement relating to the subordinated units offered will state the number of units offered, the initial offering price and the market price, the terms of the subordination, any ways in which the subordinated units will differ from common units, distribution information and any other relevant information.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common units, preferred units, subordinated units or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement or directly between us and the warrant holder.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common units, preferred units, subordinated units or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities may be secured or unsecured and may rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities may be secured or unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt (Secured and Unsecured)

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our secured debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

•

that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all quarterly and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

•	that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

•	that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our Board of Directors and material to the holders;

•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

•	that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in any applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, distributions, redemptions or repurchases;

•	our ability to create distributions and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

•	makes any change with respect to holders’ rights to receive principal and interest, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

The Depository Trust Company, or DTC, is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation’s or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries—either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.

The 2012 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC, DTCC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

SUMMARY OF OUR PARTNERSHIP AGREEMENT

A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our partnership agreement and the rights and privileges of our unitholders is included in our 2013 Annual Report and our registration statement on Form 8-A as filed with the SEC on November 8, 2013, including any subsequent amendments or reports filed for the purpose of updating such description. Please read “Where You Can Find More Information.”

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

You should read the following discussion of our cash distribution policy and restrictions on distributions in conjunction with specific assumptions included in this section. In addition, you should read “Forward-Looking Statements” and “Risk Factors” for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

General

Rationale for Our Cash Distribution Policy

Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing our available cash rather than retaining it because, in general, we plan to finance any expansion capital expenditures from external financing sources. Our cash distribution policy is consistent with the terms of our Partnership Agreement, which requires that we distribute all of our available cash quarterly. Available cash is generally defined to mean, for each quarter cash generated from our business less the amount of cash reserves established by our Board of Directors at the date of determination of available cash for the quarter to provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter), comply with applicable law, any of our debt instruments or other agreements; and provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters, plus, if our Board of Directors so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that unitholders will receive quarterly distributions from us. Our cash distribution policy is subject to certain restrictions and may be changed at any time. Set forth below are certain factors that influence our cash distribution policy:

•	Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our Partnership Agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our Board of Directors to establish reserves and other limitations.

•	We are subject to restrictions on distributions under our existing financing arrangements as well as under any new financing arrangements that we may enter into in the future. Our financing arrangements contain financial and other covenants that must be satisfied prior to paying distributions in order to declare and pay such distributions. If we are unable to satisfy the requirements contained in any of our financing arrangements or are otherwise in default under any of those agreements, it could have a material adverse effect on our financial condition and our ability to make cash distributions to you notwithstanding our cash distribution policy.

•	We are required to make substantial capital expenditures to maintain and replace our Fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their useful lives. In order to minimize these fluctuations, our Partnership Agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

•

Although our Partnership Agreement requires us to distribute all of our available cash, our Partnership Agreement, including provisions contained therein requiring us to make cash distributions, may be amended. During the subordination period, with certain exceptions, our Partnership Agreement may not be amended without the approval of non-affiliated common unitholders. After the subordination period has ended, our Partnership Agreement may be amended with the approval of a majority of the outstanding common units, including those held by our Sponsor. Our Sponsor owns approximately 3.0% of our common units and all of our subordinated units.

•	Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our Partnership Agreement.

•	Under Section 57 of the Marshall Islands Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

•	We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel or increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures, or anticipated cash needs. See “Risk Factors” for a discussion of these factors.

Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of existing and future indebtedness, applicable limited partnership and limited liability company laws in the Marshall Islands and other laws and regulations.

Distributions of Available Cash

General

Within 45 days after the end of each quarter, we will distribute all of our available cash (defined below) to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own):

•	less, the amount of cash reserves established by our Board of Directors at the date of determination of available cash for the quarter to:

•	provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter);

•	comply with applicable law, any of our debt instruments or other agreements; and

•	provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters;

•	plus, all cash on hand (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from (1) working capital borrowings made after the end of the quarter and (2) cash distributions received after the end of the quarter from any equity interest in any person (other than a subsidiary of us), which distributions are paid by such person in respect of operations conducted by such person during such quarter. Working capital borrowings are generally borrowings that are made under a revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Intent to Distribute the Minimum Quarterly Distribution

We intend to distribute to the holders of common units and subordinated units on a quarterly basis at least the minimum quarterly distribution of $0.365 per unit, or $1.46 per unit on an annualized basis, to the extent we have sufficient cash from our operations after the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our General Partner.

On October 22, 2014, the Partnership announced that its Board of Directors declared a quarterly cash distribution for the third quarter of 2014 of $0.39 per unit, representing a 6.8% increase over the Partnership’s minimum quarterly distribution of $0.365 per unit, established at the time of the Partnership’s IPO and reflected in the Partnership’s partnership agreement, and reflects the contribution to operating results for a full quarter of the 2013 built LNG carrier Arctic Aurora. This cash distribution was paid on November 12, 2014, to all unitholders of record as of November 5, 2014.

Following the acquisition of the Yenisei River, management of the Partnership intends to recommend to the Board of Directors a further increase to the Partnership’s quarterly cash distribution of between $0.030 and $0.035 per unit, which, if approved by the Board of Directors, would become effective for the distribution for the quarter ending December 31, 2014 and would represent a quarterly cash distribution of between $0.42 per unit and $0.425 per unit. Management can provide no assurance that it will make such recommendation, and if such recommendation is made, that it will be approved by the Board of Directors.

There is no guarantee that we will pay the minimum quarterly distribution on the common, subordinated and General Partner units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our Partnership Agreement. We are prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default then exists, under our financing arrangements.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Definition of Operating Surplus

Operating surplus for any period generally means:

•	$27,000,000; plus

•	all of our cash receipts (including our proportionate share of cash receipts of certain subsidiaries we do not wholly own; and provided, that cash receipts from the termination of an interest rate, currency or commodity hedge contract prior to its specified termination date will be included in operating surplus in equal quarterly installments over the remaining scheduled life of such hedge contract), excluding cash from (1) borrowings, other than working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions or (5) corporate reorganizations or restructurings; plus

•	working capital borrowings (including our proportionate share of working capital borrowings for certain subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•	interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset (such as a vessel) in respect of the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•	interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to pay the construction period interest on debt incurred (including periodic net payments under related interest rate swap agreements), or to pay construction period distributions on equity issued, to finance the construction projects described in the immediately preceding bullet; less

•	all of our “operating expenditures” (which includes estimated maintenance and replacement capital expenditures and is further described below) of us and our subsidiaries (including our proportionate share of operating expenditures by certain subsidiaries we do not wholly own); less

•	the amount of cash reserves (including our proportionate share of cash reserves for certain subsidiaries we do not wholly own) established by our Board of Directors to provide funds for future operating expenditures; less

•	any cash loss realized on dispositions of assets acquired using investment capital expenditures; less

•	all working capital borrowings (including our proportionate share of working capital borrowings by certain subsidiaries we do not wholly own) not repaid within twelve months after having been incurred.

If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

As described above, operating surplus includes a provision that will enable us, if we choose, to distribute as operating surplus up to $27,000,000 of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus would be to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.

Operating expenditures generally means all of our cash expenditures, including, but not limited to taxes, employee and director compensation, reimbursement of expenses to our General Partner, repayment of working capital borrowings, debt service payments and payments made under any interest rate, currency or commodity hedge contracts (provided that payments made in connection with the termination of any hedge contract prior to the expiration of its stipulated settlement or termination date shall be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such hedge contract), provided that operating expenditures will not include:

•	deemed repayments of working capital borrowings deducted from operating surplus pursuant to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

•	payments (including prepayments and payment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

•	expansion capital expenditures, investment capital expenditures or actual maintenance and replacement capital expenditures (which are discussed in further detail under “—Capital Expenditures” below);

•	payment of transaction expenses (including taxes) relating to interim capital transactions; or

•	distributions to partners.

Capital Expenditures

For purposes of determining operating surplus, maintenance and replacement capital expenditures are those capital expenditures required to maintain over the long-term the operating capacity of or the revenue generated by our capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by our capital assets. In our Partnership Agreement, we refer to these maintenance and replacement capital expenditures as “maintenance capital expenditures.” To the extent, however, that capital expenditures associated with acquiring a new vessel or improving an existing vessel increase the revenues or the operating capacity of our Fleet, those capital expenditures would be classified as expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

Examples of maintenance and replacement capital expenditures include capital expenditures associated with dry-docking, modifying an existing vessel or acquiring a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our Fleet. Maintenance and replacement capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights) to finance the construction of a replacement vessel and paid in respect of the construction period, which we define as the period beginning on the date that we enter into a binding construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity (including the amount of any incremental distributions made to the holders of our incentive distribution rights), will also be considered maintenance and replacement capital expenditures.

Because our maintenance and replacement capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance and replacement capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus, and available cash for distribution to our unitholders if we subtracted actual maintenance and replacement capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our Partnership Agreement requires that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long-term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In our Partnership Agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as “estimated maintenance capital expenditures.” The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our Board of Directors at least once a year, provided that any change must be approved by our conflicts committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our Fleet. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only. For a discussion of the amounts we have allocated toward estimated maintenance and replacement capital expenditures, see “Our Cash Distribution Policy and Restrictions on Distributions.”

The use of estimated maintenance and replacement capital expenditures in calculating operating surplus has the following effects:

•	reduces the risk that actual maintenance and replacement capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

•	it may reduce the need for us to borrow to pay distributions;

•	it may be difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to our General Partner; and

•	it reduces the likelihood that a large maintenance and replacement capital expenditure in a period will prevent our Sponsor from being able to convert some or all of its subordinated units into common units since the effect of an estimate is to spread the expected expense over several periods, mitigating the effect of the actual payment of the expenditure on any single period.

Definition of Capital Surplus

Capital surplus generally will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•	sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

Characterization of Cash Distributions

We treat all available cash distributed on our common and subordinated units as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that enables us, if we choose, to distribute as operating surplus up to $27,000,000 of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Subordination Period

General

During the subordination period, the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.365 per unit, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. Distribution arrearages do not accrue on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash from operating surplus to be distributed on the common units.

Definition of Subordination Period

The subordination period will extend until the second business day following the distribution of available cash from operating surplus in respect of any quarter, ending on or after December 31, 2016, that each of the following tests are met:

•	distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

•

the “adjusted operating surplus” (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted weighted average basis and the related distribution on the 0.1% General Partner interest during those periods; and

•	there are no outstanding arrearages in payment of the minimum quarterly distribution on the common units.

If the unitholders remove our General Partner without cause, the subordination period may end before December 31, 2016.

For purposes of determining whether the tests in the bullets above have been met, the three consecutive four-quarter periods for which the determination is being made may include one or more quarters with respect to which arrearages in the payment of the minimum quarterly distribution on the common units have accrued, provided that all such arrearages have been repaid prior to the end of each such four-quarter period. If the expiration of the subordination period occurs as a result of us having met the tests described above, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash.

In addition, at any time on or after December 31, 2016, provided that there are no outstanding arrearages in payment of the minimum quarterly distribution on the common units and subject to approval by our conflicts committee, the holder or holders of a majority of our outstanding subordinated units will have the option to convert each subordinated unit into a number of common units determined by multiplying the number of outstanding subordinated units to be converted by a fraction, (i) the numerator of which is equal to the aggregate amount of distributions of available cash from operating surplus (not to exceed adjusted operating surplus) on the outstanding subordinated units (“historical distributions”) for the four fiscal quarters preceding the date of conversion (the “measurement period”) and (ii) the denominator of which is equal to the aggregate amount of distributions that would have been required during the measurement period to pay the minimum quarterly distribution on all outstanding subordinated units during such four-quarter period; provided, that if the forecasted distributions to be paid from forecasted operating surplus (not to exceed forecasted adjusted operating surplus) on the outstanding subordinated units for the four fiscal quarter period immediately following the measurement period (“forecasted distributions”), as determined by our conflicts committee, is less than historical distributions, then the numerator shall be forecasted distributions; provided, further, however, that the subordinated units may not convert into common units at a ratio that is greater than one-to-one. If the option to convert the subordinated units into common units is exercised as described above, the outstanding subordinated units will convert into the prescribed number of common units and will then participate pro rata with other common units in distributions of available cash.

Definition of Adjusted Operating Surplus

Operating surplus for any period generally means:

•	operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under “—Operating Surplus and Capital Surplus—Definition of Operating Surplus” above); less

•	the amount of any net increase in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; less

•	the amount of any net reduction in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period not relating to an operating expenditure made during that period; plus

•	the amount of any net decrease in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; plus

•	the amount of any net increase in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period required by any debt instrument for the repayment of principal, interest or premium; plus

•	the amount of any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to such period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods.

Effect of Removal of Our General Partner on the Subordination Period

If the unitholders remove our General Partner other than for cause and units held by our General Partner and its affiliates are not voted in favor of such removal:

•	the subordination period will end and each subordinated unit will immediately convert into one common unit and will then participate pro rata with the other common units in distributions of available cash;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our General Partner will have the right to convert its General Partner interest and its incentive distribution rights into common units or to receive cash in exchange for that interest.

Distributions of Available Cash From Operating Surplus During the Subordination Period

We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•	first, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•	second, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•	third, 99.9% to the subordinated unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest” and “—Incentive Distribution Rights” below.

The preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash From Operating Surplus After the Subordination Period

We will make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•	first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest” and “—Incentive Distribution Rights” below.

The preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.

General Partner Interest

Our Partnership Agreement provides that our General Partner initially will be entitled to 0.1% of all distributions that we make prior to our liquidation. Our General Partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 0.1% General Partner interest if we issue additional units. Our General Partner’s 0.1% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our General Partner does not contribute a proportionate amount of capital to us in order to maintain its 0.1% General Partner interest. Our General Partner will be entitled to make a capital contribution in order to maintain its 0.1% General Partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our General Partner currently holds the incentive distribution rights. The incentive distribution rights may be transferred separately from our General Partner interest, subject to restrictions in the Partnership Agreement. Except for transfers of incentive distribution rights to an affiliate or another entity as part of our General Partner’s merger or consolidation with or into, or sale of substantially all of its assets to such entity, the approval of a majority of our common units (excluding common units held by our General Partner and its affiliates), voting separately as a class, generally is required for a transfer of the incentive distribution rights to a third party prior to December 31, 2016. See “The Partnership Agreement—Transfer of Incentive Distribution Rights.” Any transfer by our General Partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

If for any quarter:

•	we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our General Partner in the following manner:

•	first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until each unitholder receives a total of $0.420 per unit for that quarter (the “first target distribution”);

•	second, 85.0% to all unitholders, pro rata, 0.1% to our General Partner and 14.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of $0.456 per unit for that quarter (the “second target distribution”);

•	third, 75.0% to all unitholders, pro rata, 0.1% to our General Partner and 24.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of $0.548 per unit for that quarter (the “third target distribution”); and

•	thereafter, 50.0% to all unitholders, pro rata, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights, pro rata.

In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above assume that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.

Percentage Allocations of Available Cash From Operating Surplus

The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders, our General Partner and the holders of the incentive distribution rights up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders, our General Partner and the holders of the incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders, our General Partner and the holders of the incentive distribution rights for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our General Partner include its 0.1% General Partner interest only and assume that our General Partner has contributed any capital necessary to maintain its 0.1% General Partner interest.

	Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Unitholders	General Partner	Holders of IDRs
Minimum Quarterly Distribution	$0.365	99.9%	0.1%	0.0%
First Target Distribution	up to $0.420	99.9%	0.1%	0.0%
Second Target Distribution	above $0.420 up to $0.456	85.0%	0.1%	14.9%
Third Target Distribution	Above $0.456 up to $0.548	75.0%	0.1%	24.9%
Thereafter	above $0.548	50.0%	0.1%	49.9%

General Partner’s Right to Reset Incentive Distribution Levels

Our General Partner, as the initial holder of all of our incentive distribution rights, has the right under our Partnership Agreement to elect to relinquish the right of the holders of our incentive distribution rights to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our General Partner would be set. Our General Partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our General Partner are based may be exercised, without approval of our unitholders or the conflicts committee of our Board of Directors, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. If at the time of any election to reset the minimum quarterly distribution amount and the target distribution levels our General Partner and its affiliates are not the holders of a majority of the incentive distribution rights, then any such election to reset shall be subject to the prior written concurrence of our General Partner that the conditions described in the immediately preceding sentence have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our General Partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our General Partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our General Partner of incentive distribution payments based on the target cash distributions prior to the reset, our General Partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our General Partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. We will also issue an additional amount of General Partner Units in order to maintain the General Partner’s ownership interest in us relative to the issuance of the additional common units.

The number of common units that our General Partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our General Partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. The issuance of the additional common units will be conditioned upon approval of the listing or admission for trading of such common units by the national securities exchange on which the common units are then listed or admitted for trading.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for that quarter;

•	second, 85.0% to all unitholders, pro rata, 0.1% to our General Partner and 14.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

•	third, 75.0% to all unitholders, pro rata, 0.1% to our General Partner, and 24.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for the quarter; and

•	thereafter, 50.0% to all unitholders, pro rata, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights, pro rata.

Assuming that it continues to hold a majority of our incentive distribution rights, our General Partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when the holders of the incentive distribution rights have received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that the holders of incentive distribution rights are entitled to receive under our Partnership Agreement.

Distributions From Capital Surplus

How Distributions From Capital Surplus Will Be Made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•	first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until the minimum quarterly distribution is reduced to zero, as described below;

•	second, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus

The Partnership Agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the units, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our General Partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we reduce the minimum quarterly distribution and the target distribution levels to zero, we will then make all future distributions 50% to the holders of units, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights (initially, our General Partner). The 0.1% interests shown for our General Partner assumes that our General Partner maintains its 0.1% General Partner interest.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the target distribution levels; and

•	the initial unit price.

For example, if a two-for-one split of the common and subordinated units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price, would each be reduced to 50% of its initial level. If we combine our common units into a lesser number of units or subdivide our common units into a greater number of units, we will combine our subordinated units or subdivide our subordinated units, using the same ratio applied to the common units. We will not make any adjustment by reason of the issuance of additional units for cash or property.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with the Partnership Agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below. If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our common units for the preceding 20 trading days (or the current market price) is greater than the sum of:

•	any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•	the minimum quarterly distribution;

then the proceeds of the liquidation will be applied as follows:

•	first, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units;

•	second, 99.9% to the subordinated unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each subordinated unit an amount equal to the current market price of our common units; and

•	thereafter, 50.0% to all unitholders, pro rata, 49.9% to holders of incentive distribution rights and 0.1% to our General Partner.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the sum of:

•	any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; plus

•	the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

then the proceeds of the liquidation will be applied as follows:

•	first, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

•	second, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•	third, 99.9% to the subordinated unitholders and 0.1% to our General Partner, until we distribute for each outstanding subordinated unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); and

•	thereafter, 50.0% to all unitholders, pro rata, 49.9% to holders of incentive distribution rights and 0.1% to our General Partner.

The immediately preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material United States federal income tax considerations that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Seward & Kissel LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.

The following discussion applies only to beneficial owners of common units that own the common units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who own 10% or more of our units (directly, indirectly or constructively), persons who will hold the units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, or persons that have a functional currency other than the United States dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for United States federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.

No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

This discussion does not contain information regarding any United States state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of United States federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the United States federal, state, local and other tax consequences of the ownership or disposition of common units.

Election to be Treated as a Corporation

We have elected to be treated as a corporation for United States federal income tax purposes. As a result, we will be subject to United States federal income tax to the extent we earn income from United States sources or income that is treated as effectively connected with the conduct of a trade or business in the United States unless such income is exempt from tax under an applicable tax treaty or Section 883 of the Code. In addition, among other things, United States Holders (as defined below) will not directly be subject to United States federal income tax on our income, but rather will be subject to United States federal income tax on distributions received from us and dispositions of units as described below.

United States Federal Income Taxation of Our Company

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint venture, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:

•	we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

either

•	more than 50% of the value of our units is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

•	our units are “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, grants an “equivalent exemption” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S.-source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test. It will be difficult for us to satisfy the 50% Ownership Test due to the widely-held ownership of our stock. Our ability to satisfy the Publicly-Traded Test is discussed below.

The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common units are “primarily traded” on Nasdaq Global Select Market. We have commenced the process to voluntarily transfer the listing of our common units to the NYSE from The Nasdaq Global Market. We expect our common units to cease trading on The Nasdaq Global Market effective at the close of business on December 29, 2014, and to commence trading on the NYSE on December 30, 2014, when the market opens. We will retain our current ticker symbol “DLNG” when trading begins on the NYSE. We expect our common units to be “primarily traded” on the NYSE after our common units commence trading thereon.

Under the regulations, our units will be considered to be “regularly traded” on an established securities market if one or more classes of our units representing more than 50% or more of our outstanding units, by total combined voting power of all classes of units entitled to vote and total value, is listed on the market which we refer to as the listing threshold. Since our common units, which represent more than 50% of our outstanding units, are listed on Nasdaq Global Select Market, we will satisfy the listing requirement. We expect to continue to satisfy the listing requirement after our common units commence trading on the NYSE.

It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or  1⁄6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our common units, such class of stock is traded on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the regulations provide, in pertinent part, our common units will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the our outstanding common units are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of our common units, which we refer to as the “5 Percent Override Rule.”

For purposes of being able to determine the persons who own 5% or more of our common units, or “5% Unitholders,” the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the SEC to identify persons who have a 5% or more beneficial interest in our common units. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Unitholder for such purposes.

We do not believe that we are currently subject to the 5 Percent Override Rule. However, there is no assurance that we will continue to qualify for exemption under Section 883. For example, we could be subject to the 5% Override Rule if our 5% Unitholders were to own 50% or more of the common units. It is noted that holders of our common units are limited to owning 4.9% of the voting power of such common units. Assuming that such limitation is treated as effective for purposes of determining voting power under Section 883, then we would not have any 5% Unitholders to own 50% or more of our common units. If contrary to these expectations, our 5% Unitholders were to own 50% or more of the common units, then we would be subject to the 5% Override Rule unless it could establish that, among the common units owned by the 5% Unitholders, sufficient common units were owned by qualified unitholders to preclude non-qualified unitholders from owning 50 percent or more of our common units for more than half the number of days during the taxable year. These requirements are onerous and there is no assurance that we will be able to satisfy them.

Taxation In Absence of Exemption

To the extent the benefits of Section 883 are unavailable, our U.S.-source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its United States trade or business.

Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•	substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a United States trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our common units that owns (actually or constructively) less than 10% of our equity and that is:

•	an individual citizen or resident of the United States (as determined for United States federal income tax purposes),

•	a corporation (or other entity that is classified as a corporation for United States federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

Distributions

Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a United States corporation. Dividends received with respect to our common units generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for United States federal income tax purposes.

Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (or a U.S. Individual Holder) generally will be treated as “qualified dividend income” that is taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) our common units are readily tradable on an established securities market in the United States (such as the Nasdaq Global Select Market on which our common units are traded or the NYSE on which our common units will be traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “—PFIC Status and Significant Tax Consequences”); (iii) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any amounts received in respect of our common units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10% of a unitholder’s adjusted tax basis (or fair market value upon the unitholder’s election) in such common unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20% of a unitholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on our common units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.

Ratio of Dividend Income to Distributions

We will compute our earnings and profits for each taxable year in accordance with United States federal income tax principles. We estimate that approximately 100% of the total cash distributions received by a holder of common units that holds such common units through December 31, 2016 will constitute dividend income. The remaining portion of these distributions, determined on a cumulative basis, will be treated first as a nontaxable return of capital to the extent of the purchaser’s tax basis in its common units and thereafter as capital gain. These estimates are based upon the assumption that we will pay the minimum quarterly distribution of $0.365 per unit on our common units during the referenced period and on other assumptions with respect to our earnings, capital expenditures and cash flow for this period. These estimates and assumptions are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties that are beyond our control. Further, these estimates are based on current United States federal income tax law and tax reporting positions that we will adopt and with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will prove to be correct. The actual percentage of total cash distributions that will constitute dividend income could be higher or lower, and any differences could be material or could materially affect the value of the common units.

Sale, Exchange or Other Disposition of Common Units

Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such units. The U.S. Holder’s initial tax basis in its units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under “Distributions” and “Ratio of Dividend Income to Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as United States source income or loss, as applicable, for United States foreign tax credit purposes.

PFIC Status and Significant Tax Consequences

Adverse United States federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-United States corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our units, either:

•	at least 75% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current and projected methods of operation, and an opinion of our United States counsel, we do not believe that we are, nor do we expect to become, a PFIC with respect to any taxable year. We have received an opinion of our United States counsel, Seward & Kissel LLP, in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our United States counsel that we expect that more than 25% of our gross income for our current taxable year and each future year will arise from such time-chartering activities on other income which does not constitute passive income, and more than 50% of the average value of our assets for each such year will be held for the production of such nonpassive income. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our United States counsel for purposes of their opinion, our United States counsel is of the opinion that we should not be a PFIC for our current taxable year or any future year. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority concluding that income derived from time charters should be treated as rental income rather than services income for other tax purposes. Therefore, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, our United States counsel has advised us that the conclusions reached are not free from doubt, and the IRS or a court could disagree with our position and the opinion of our United States counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for United States federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its United States federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

If we were to be treated as a PFIC for any taxable year and, as we anticipate, our units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s common units at the end of the taxable year over the holder’s adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a “mark-to-market” election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:

the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

United States Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.

Distributions

Distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, our distributions will be subject to United States federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s United States trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder.

Disposition of Units

In general, a Non-U.S. Holder is not subject to United States federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a United States trade or business. A Non-U.S. Holder that is engaged in a United States trade or business will be subject to United States federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such United States trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a United States trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for United States federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a United States federal income tax return with the IRS.

Pursuant to recently enacted legislation, individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, our common units, unless the shares held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of United States federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.

NON-UNITED STATES TAX CONSIDERATIONS

Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.

Marshall Islands Tax Consequences

The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units.

EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we may enter into option or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our securities by broker-dealers;

•	sell securities short and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require us to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to a broker-dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us or the Shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to the securities offered and sold by us under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Marshall Islands as a limited partnership. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, can accept service of process on our behalf in any such action.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of the securities and certain other legal matters with respect to the laws of United States Federal and New York law and Marshall Islands law will be passed upon for us by our counsel, Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004.

EXPERTS

The consolidated financial statements of Dynagas LNG Partners LP, appearing in Dynagas LNG Partners LP’s Annual Report on Form 20-F for the year ended December 31, 2013 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herrein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at 11th km National Road Athens—Lamia, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.

EXPENSES

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee and the FINRA fee.

U.S. Securities and Exchange Commission registration fee	$58,100
Financial Industry Regulatory Authority filing fee	$75,500
Nasdaq Global Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and other	*
Miscellaneous	*
Total	*

*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

3,000,000 Units

Dynagas LNG Partners LP

9.00% Series A Cumulative Redeemable Preferred Units

PROSPECTUS SUPPLEMENT